As filed with the Securities and Exchange Commission on November 13, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LAZARD LTD

(exact name of registrant as specified in its charter)

Bermuda*	6282	98-0437848
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S Employer Identification Number)

Clarendon House

2 Church Street

Hamilton HM 11, Bermuda

Telephone: (441) 295-1422

(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive offices)

Christian A. Weideman

Lazard Ltd

30 Rockefeller Plaza

New York, New York 10112

(212) 632-6000

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

With copies to:

Keith A. Pagnani

Stephen M. Salley

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Approximate date of commencement of proposed sale of the securities to the public: The domestication described herein is expected to be effective on January 1, 2024, subject to compliance with global regulatory requirements.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

*

The Registrant intends to effect a domestication under Section 388 of the General Corporation Law of the State of Delaware and a discontinuance under Sections 132G and 132H of the Companies Act 1981 of Bermuda, pursuant to which the Registrant’s jurisdiction of incorporation will be changed from Bermuda to the State of Delaware.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2023

PRELIMINARY PROSPECTUS

Shares of Common Stock

DOMESTICATION IN DELAWARE

Lazard Ltd is an exempted company limited by shares incorporated under the laws of Bermuda. We are proposing to change our jurisdiction of incorporation by discontinuing from Bermuda and continuing as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). To effect the Domestication, we will, subject to compliance with global regulatory requirements, file a certificate of incorporation and a certificate of corporate domestication in Delaware, and a notice of discontinuance with the Bermuda Registrar of Companies, under which we will be domesticated and continue as a Delaware corporation with the name “Lazard, Inc.” (we refer to the domesticated Delaware entity as “Lazard Delaware”). On the effective date of the Domestication, expected to be January 1, 2024, each of our Class A common shares, par value $0.01 per share (the “common shares”) issued and outstanding immediately prior to the effective time of the Domestication will automatically convert by operation of law, on a one-for-one basis, into a share of common stock, par value $0.01 per share (the “common stock”), of Lazard Delaware. Under Bermuda law and our current bye-laws, shareholder approval is not required to effect the Domestication. Shareholders also do not have statutory dissenters’ rights of appraisal as a result of the Domestication.

We are not asking you for a proxy and you are requested not to send us a proxy. No shareholder action is required to effect the Domestication. See “The Domestication—No Vote or Dissenters’ Rights of Appraisal in the Domestication”.

Our common shares are currently listed on the New York Stock Exchange under the symbol “LAZ”. We will seek, and expect to receive, approval from the New York Stock Exchange to trade the common stock of Lazard Delaware under the same symbol after the Domestication.

This prospectus incorporates important business and financial information about us from reports we file with the Securities and Exchange Commission. This incorporated information is not printed in or attached to this prospectus. We explain how you can find this information in “Where You Can Find More Information”. We urge you to review this prospectus, together with the incorporated information, carefully.

Investing in the common stock of Lazard Delaware involves risks. See “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus will not be filed with the Bermuda Registrar of Companies. Neither the Bermuda Monetary Authority nor the Bermuda Registrar of Companies accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

Prospectus dated                 , 2023.

No person has been authorized to give any information or any representation concerning us or the Domestication (other than as contained in this prospectus) and, if any such other information or representation is given or made, you should not rely on it as having been authorized by us. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of the incorporated document, as applicable.

-i-

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference statements that are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about the Company (as defined below), may include projections of the Company’s future financial performance based on its strategies, business plans and initiatives and anticipated trends in its business. These statements are only predictions based on the Company’s current expectations and projections about future events.

There are important factors that could cause the Company’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to, those discussed in the section entitled “Risk Factors” of this prospectus (beginning on page 6) and of the Company’s Form 10-K filed on February 23, 2023. These risks and uncertainties are not exhaustive. Other sections of this prospectus and the Company’s Form 10-Qs and Form 10-K incorporated herein by reference describe additional factors that could adversely affect the Company’s business and financial performance. Moreover, the Company operates in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for the Company’s management to predict all risks and uncertainties, nor can management assess the impact of all factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although the Company believes the statements reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, level of activity, performance or achievements. Moreover, neither the Company nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The Company is under no duty to update any of these forward-looking statements after the date of this prospectus to conform the Company’s prior statements to actual results or revised expectations and the Company does not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

•	anticipated timing and effects of the Domestication, including its tax treatment;

•	financial goals, including ratios of compensation and benefits expense to operating revenue;

•	ability to deploy surplus cash through dividends, share repurchases and debt repurchases;

•	ability to offset stockholder dilution through share repurchases;

•	possible or assumed future results of operations and operating cash flows;

•	strategies and investment policies;

•	financing plans and the availability of short-term borrowing;

•	competitive position;

•	future acquisitions, including the consideration to be paid and the timing of consummation;

•	potential growth opportunities available to our businesses;

•	potential impact of investments in our technology infrastructure and data science capabilities;

•	recruitment and retention of our managing directors and employees;

•	potential levels of compensation expense, including awarded compensation and benefits expense and adjusted compensation and benefits expense, and non-compensation expense;

•	potential operating performance, achievements, productivity improvements, efficiency and cost reduction efforts;

•	statements regarding environmental, social and governance (“ESG”) goals and initiatives;

•	likelihood of success and impact of litigation;

•	expected tax rates, including effective tax rates;

•	changes in interest and tax rates;

•	availability of certain tax benefits, including certain potential deductions;

•	potential impact of certain events or circumstances on our financial statements and operations;

•	changes in foreign currency exchange rates;

•

expectations with respect to the economy, the securities markets, the market for mergers, acquisitions, restructuring and other financial advisory activity, the market for asset management activity and other macroeconomic, regional and industry trends;

•	effects of competition on our business; and

•	impact of new or future legislation and regulation, including tax laws and regulations, on our business.

The Company is committed to providing timely and accurate information to the investing public, consistent with its legal and regulatory obligations. To that end, the Company uses its website and social media sites to convey information about its businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management (“AUM”) in our Asset Management business. Investors can link to Lazard Group (as defined below) and its operating company websites through https://www.lazard.com. The Company’s websites and social media sites and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus.

SUMMARY

This summary provides an overview of selected information. Because this is only a summary, it may not contain all of the information that may be important to you in understanding the Domestication. You should carefully read this entire prospectus, including the section entitled “Risk Factors”, as well as the information incorporated by reference in this prospectus. See the section of this prospectus entitled “Where You Can Find More Information”. Unless the context otherwise requires, in this prospectus, the terms the “Company”, “Lazard”, “we”, “us” and “our” refer to Lazard Ltd, and the terms “Lazard Bermuda” and “Lazard Delaware” refer to the Company prior to and after the effective time of the Domestication, respectively.

Lazard Ltd

We are currently a Bermuda holding company and, together with our subsidiaries (collectively, “Lazard Group”), one of the world’s preeminent financial advisory and asset management firms that specializes in crafting solutions to the complex financial and strategic challenges of our clients. We serve a diverse set of clients around the world, including corporations, governments, institutions, partnerships and individuals.

Our principal executive offices are located in the United States at 30 Rockefeller Plaza, New York, New York 10112, with a general telephone number of (212) 632-6000, in France at 175 Boulevard Haussmann, 75382 Paris Cedex 08, with a general telephone number of 33-1-44-13-01-11 and in the United Kingdom at 50 Stratton Street, London W1J 8LL, with a general telephone number of 44-20-7187-2000. Lazard Ltd’s registered office in Bermuda is located at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda, with a general telephone number of (441) 295-1422.

The Domestication

We intend to change our jurisdiction of incorporation from Bermuda to Delaware, and we refer to this change as the “Domestication”. We will effect the Domestication by filing in Delaware a certificate of corporate domestication and a certificate of incorporation, and by filing in Bermuda a notice of discontinuance and a copy of the instrument of continuance issued in the name of Lazard Delaware by the Secretary of State of the State of Delaware. The Domestication does not require shareholder approval. We anticipate that, subject to compliance with global regulatory requirements, the Domestication will become effective on January 1, 2024, upon receipt of the certificate of discontinuance from the Bermuda Registrar of Companies, which we expect will provide that the effective time of the discontinuance of Lazard Bermuda under the Companies Act 1981 of Bermuda (the “Companies Act”) is the effective time of Lazard Delaware’s domestication and continuance in Delaware under Delaware law (we refer to the latest of these effective times as the “Effective Time”). See “Description of Capital Stock—Effective Time” below.

Comparison of Shareholder Rights

The Domestication will change our jurisdiction of incorporation from Bermuda to Delaware and, as a result, our organizational documents will change and will be governed by Delaware law rather than Bermuda law. There are differences between the governing corporate law of Lazard Bermuda and Lazard Delaware. For example, under Bermuda law, holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment that alters or reduces a company’s share capital as provided under Bermuda law. No similar right is available under Delaware law. Also, while class actions and derivative actions are generally not available to shareholders under Bermuda law, such actions are generally available under Delaware law. Additionally, there are differences between the new organizational documents of Lazard Delaware and the current organizational documents of

Lazard Bermuda. For example, while our current bye-laws require approval of our shareholders to amend any provision of the bye-laws, the Lazard Delaware by-laws may generally be amended by the board of directors of Lazard Delaware, as permitted under the General Corporation Law of the State of Delaware (the “DGCL”).

We describe these and other changes under “Description of Capital Stock—Differences Between the Governing Corporate Law and Organizational Documents for Lazard Bermuda and Lazard Delaware” below. However, our consolidated business, operations, assets and liabilities, as well as our board of directors and executive officers, as well as our principal locations (other than our registered office in Bermuda) and fiscal year, will be the same upon completion of the Domestication as they are prior to the change.

Domestication Share Conversion

We are authorized to issue up to 500,000,000 Class A common shares, $0.01 par value per share (the “common shares”), as well as up to 15,000,000 preference shares, $0.01 par value per share (the “preference shares”), inclusive of our Series A and Series B preferred stock. As of October 31, 2023, we had (i) 112,766,091 common shares issued and outstanding and (ii) no preference shares issued or outstanding.

In the Domestication, each common share of Lazard Bermuda that is issued and outstanding immediately prior to the Effective Time will automatically convert by operation of law into one share of common stock, $0.01 par value per share (the “common stock”), of Lazard Delaware. Similarly, outstanding options and other rights to acquire Lazard Bermuda shares will become options or rights to acquire the corresponding shares of Lazard Delaware. It is not necessary for shareholders of Lazard Bermuda who currently hold share certificates to exchange their existing share certificates for certificates of Lazard Delaware. See “The Domestication—Domestication Share Conversion” below.

Reasons for the Domestication

Our board of directors believes that the Domestication, among other things:

•	Will simplify shareholder tax reporting;

•

May act as a catalyst for enhanced shareholder ownership, including because some institutional investors are subject to constraints on owning stock of companies not incorporated in the U.S. or taxed as a partnership;

•	Potentially provides increased liquidity benefits for our common stock, including as a result of potentially enhanced shareholder ownership; and

•

Relocates our jurisdiction of incorporation to one that has a body of law likely more familiar to our shareholders and potential investors, and is a leader in corporate law, especially as relevant to a publicly traded company.

Risk Factors

An investment in the common stock of Lazard Delaware will involve risks. Please review the section titled “Risk Factors” beginning on page 6 of this prospectus. In addition, we encourage you to review the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022. See “Where You Can Find More Information” for information about where you can find our Annual Report and other relevant documents.

Material U.S. Federal Income Tax Consequences of the Domestication

See “Material U.S. Federal Income Tax Consequences of the Domestication” for more information.

No Vote or Dissenters’ Rights of Appraisal in the Domestication

Under Bermuda and Delaware law and our current bye-laws, shareholder approval is not required to effect the Domestication. Shareholders also do not have statutory dissenters’ rights of appraisal or any other appraisal rights with respect to the Domestication. See “The Domestication—No Vote or Dissenters’ Rights of Appraisal in the Domestication.”

RISK FACTORS

Any investment in our securities involves a high degree of risk, including the risks described below. In addition, you should carefully consider, among other things, the matters discussed under “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2022, as well as the other information incorporated by reference in this prospectus. The risks and uncertainties described below and in our Annual Report are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations could suffer. As a result, the trading price of our shares could decline, perhaps significantly, and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”.

RISKS RELATING TO THE CHANGE IN OUR PLACE OF INCORPORATION

The Domestication may result in adverse tax consequences for you.

We believe that, for United States federal income tax purposes, the Domestication will constitute a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”) and that you generally will not recognize any gain or loss upon the deemed exchange of common shares of Lazard Bermuda for common stock of Lazard Delaware. We do not intend to request any ruling from the Internal Revenue Service (“IRS”) in connection with the Domestication, so no assurance can be given that the Domestication will qualify for its intended United States federal income tax treatment. See “Material U.S. Federal Income Tax Consequences of the Domestication”. You should consult your own tax advisor regarding the United States federal, state and local tax consequences of the Domestication in your particular circumstances.

Currently, your rights as a shareholder of Lazard arise under Bermuda law as well as our existing Bermuda memorandum of association and bye-laws. Upon effectiveness of the Domestication, your rights as a shareholder of Lazard will arise under Delaware law as well as our new Delaware certificate of incorporation and by-laws.

Upon effectiveness of the Domestication, the rights of stockholders of Lazard Delaware will arise under the new certificate of incorporation and by-laws of Lazard Delaware as well as Delaware law. Those new organizational documents and Delaware law contain provisions that differ in some respects from those in our current organizational documents and Bermuda law and, therefore, some of your rights as a stockholder of Lazard Delaware will differ from the rights you currently possess as a shareholder of Lazard Bermuda. For example, under Bermuda law, holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment that alters or reduces a company’s share capital as provided under Bermuda law. No similar right is available under Delaware law. Also, while class actions and derivative actions are generally not available to shareholders under Bermuda law, such actions are generally available under Delaware law. This change could increase the likelihood that we become involved in costly litigation, which could harm our business. Additionally, there are differences between the new organizational documents of Lazard Delaware and the current organizational documents of Lazard Bermuda. For example, while our current bye-laws require approval of our shareholders to amend any provision of the bye-laws, the Lazard Delaware by-laws may generally be amended by the board of directors of Lazard Delaware, as permitted under the DGCL.

For a summary description of your rights as a stockholder of Lazard Delaware and how they differ or may differ from your rights as a shareholder of Lazard Bermuda, please see “Description of Capital Stock—Differences Between the Governing Corporate Law and Organizational Documents for Lazard Bermuda and Lazard Delaware” in this prospectus. Forms of the new certificate of incorporation and by-laws of Lazard Delaware are attached, respectively, as Appendix A and Appendix B to this prospectus, and we urge you to read them as well.

Our Corporate Effective Tax Rate may increase as a result of the Domestication.

Following the Domestication, Lazard Delaware will be subject to U.S. tax on its income and capital gains and the combined effective tax rate with respect to us and our direct and indirect subsidiaries (the “Effective Tax Rate”) may change significantly, and future payments required under our Tax Receivable Agreement could be accelerated, both of which could materially impact our financial results, including our earnings and cash flow, and reduce the amount of cash available for dividends for periods after the Domestication. The Effective Tax Rate, which fluctuates significantly from period to period, is based upon the application of currently applicable income tax laws and regulations, as well as current judicial and administrative interpretations of these income tax laws and regulations, in various jurisdictions, including many other than the jurisdiction where we are organized and domiciled. If Lazard Bermuda were to remain organized and domiciled in Bermuda and an entity treated as a partnership for U.S. federal income tax purposes, then under current Bermuda law and U.S. federal tax law, Lazard Bermuda would not be subject to entity-level tax on its income or capital gains (although certain direct and indirect subsidiaries of Lazard Bermuda are and will continue to be subject to entity-level tax on certain items of income and capital gains).

The highest statutory corporate tax rate for U.S. federal income tax purposes is 21%. The Effective Tax Rate for purposes of financial reporting may, however, vary significantly from the statutory rates under which we operate (including the U.S. statutory rate that would apply after the Domestication) because of, among other things, (1) the geographical mix of earnings, (2) timing differences in the recognition of income and expense for U.S. GAAP and tax purposes, and (3) differences in how each jurisdiction in which we operate treats the same item of income or expense. We are unable to predict with certainty the impact of the Domestication on the Effective Tax Rate going forward. In addition, the tax laws of the United States and other jurisdictions could change in the future, and those changes could cause a material increase in our effective tax rate at a later date as well.

ADDITIONAL RISKS

We face risks in operating our business, including risks that may prevent us from achieving our business objectives or that may adversely affect our results of operations or financial condition. Those risks include, but are not limited to, the following:

•

Difficult market conditions can adversely affect our business in many ways, including by reducing the volume of transactions involving our Financial Advisory business and reducing the value or performance of the assets we manage in our Asset Management business.

•

Fluctuations in foreign currency exchange rates could reduce our stockholders’ equity and net income or negatively impact the portfolios of our Asset Management clients and may affect the levels of our AUM.

•	Our results of operations may be affected by fluctuations in the fair value of positions held in our investment portfolios.

•	Our business, financial condition and results of operations could be materially adversely affected by pandemics, including the ongoing COVID-19 pandemic.

•	Due to the nature of our business, financial results could differ significantly from period to period, which may make it difficult for us to achieve steady earnings growth on a quarterly basis.

•

Our ability to retain our managing directors and other key professional employees, including maintaining compensation levels at an appropriate level, is critical to the success of our business and failure to do so may materially adversely affect our results of operations and financial position.

•	The financial services industry, and all of the businesses in which we compete, are intensely competitive.

•	A substantial portion of our revenue is derived from Financial Advisory fees, which are not long-term contracted sources of revenue and are subject to intense competition.

•	If the number of debt defaults, bankruptcies or other factors affecting demand for our Restructuring services declines, our Restructuring revenue could suffer.

•	Certain of our services are dependent on the availability of private capital for deployment in illiquid asset classes.

•	Potential underwriting activities or advisory roles on capital raises may expose us to risk.

•

Our investment style in our Asset Management business, including the mix of asset classes and investment strategies comprising our AUM, may underperform or generate less demand than other investment approaches, which may result in significant client or asset departures or a reduction in AUM.

•

We could lose clients and suffer a decline in our Asset Management revenue and earnings if the investments we choose in our Asset Management business perform poorly, regardless of overall trends in the prices of securities.

•	Because many of our Asset Management clients can remove the assets we manage on short notice, we may experience unexpected declines in revenue and profitability.

•

Access to clients through intermediaries and consultants is important to our Asset Management business, and reductions in referrals from such intermediaries or consultants or poor reviews of our products or our organization by such intermediaries or consultants could materially reduce our revenue and impair our ability to attract new clients.

•	Our Asset Management business relies on non-affiliated third-party service providers.

•

Certain of our investments are in relatively high-risk, illiquid assets, and we may lose some or all of the principal amount of these investments or fail to realize any profits from these investments for a considerable period of time.

•

We may pursue new business lines, acquisitions, joint ventures, cooperation agreements or other growth or geographic expansion strategies that may result in additional risks and uncertainties in our business and could present unforeseen integration obstacles or costs.

•

An inability to access the debt and equity capital markets as a result of our debt obligations, credit ratings or other factors could impair our liquidity, increase our borrowing costs or otherwise adversely affect our financial position or results of operations.

•	The soundness of third parties, including our clients, as well as financial, governmental and other institutions, could adversely affect us.

•	Other operational risks may disrupt our businesses, result in regulatory action against us or limit our growth.

•

Extensive regulation of our businesses limits our activities and results in ongoing exposure to the potential for significant penalties, including fines or limitations on our ability to conduct our businesses.

•

The financial services industry faces substantial litigation and regulatory risks, and we may face damage to our professional reputation and legal liability if our services are not regarded as satisfactory or if conflicts of interest should arise.

•	Expectations relating to ESG considerations expose us to potential liabilities, increased costs, reputational harm, and other adverse effects on our business.

•

Employee misconduct, which is difficult to detect and deter, could harm us by impairing our ability to attract and retain clients and subjecting us to significant legal liability and reputational harm.

•

A failure in or breach of our information systems or infrastructure, or those of third parties with which we do business, including as a result of cyber attacks, could disrupt our businesses, lead to reputational harm and legal liability or otherwise impact our ability to operate our business.

•	Failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could materially adversely affect our business.

•	Uncertainty regarding the outcome of future arrangements between the European Union and the United Kingdom may adversely affect our business.

•

In the event of a change or adverse interpretation of relevant income tax law, regulation or treaty, or a failure to qualify for treaty benefits, our overall tax rate may be substantially higher than the rate used for purposes of our consolidated financial statements.

•	Tax authorities may challenge our tax computations and classifications, our transfer pricing methods and our application of related policies and methods.

•

Our subsidiaries may be required to make payments under the Amended and Restated Tax Receivable Agreement. The IRS may challenge the tax basis increases upon which payments are based and, under certain circumstances, our subsidiaries may have made or could make payments under the Amended and Restated Tax Receivable Agreement in excess of our subsidiaries’ cash tax savings.

•

Lazard Ltd is a holding company and, accordingly, depends upon distributions from the rest of Lazard Group to pay dividends, taxes and other expenses and to enable it to service its obligations under its indebtedness.

These risks are described in detail under “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2022, which we encourage you to read and carefully consider. See “Where You Can Find More Information” on page 35.

THE DOMESTICATION

General

Lazard Bermuda will effect the Domestication by filing a certificate of corporate domestication along with the new certificate of incorporation with the Secretary of State of the State of Delaware and a corresponding document, known as a notice of discontinuance, with the Bermuda Registrar of Companies with a copy to the Bermuda Monetary Authority. The Domestication does not require the approval of any shareholders of Lazard Bermuda. Under Bermuda and Delaware law, the domestication of Lazard Bermuda in Delaware is deemed effective upon the filing (or later effectiveness) of the certificate of corporate domestication and the certificate of incorporation with the Secretary of State of the State of Delaware. In addition, Lazard Delaware must file with the Bermuda Registrar of Companies a copy of the instrument of continuance issued in the name of Lazard Delaware within 30 days of the date of its issue by the Secretary of State of the State of Delaware. Upon making this filing in Bermuda, the Bermuda Registrar of Companies will issue a certificate of discontinuance and, at that time, we shall cease to be registered as a company in Bermuda. We intend to file a copy of the instrument of continuance issued in the name of Lazard Delaware with the Bermuda Registrar of Companies on the same day it is issued by the Secretary of State of the State of Delaware.

In connection with the Domestication, Lazard Delaware will adopt new by-laws, which, together with the new certificate of incorporation filed in Delaware, will be the organizational documents of Lazard Delaware after the Domestication. Forms of the new certificate of incorporation and by-laws of Lazard Delaware are attached, respectively, as Appendix A and Appendix B to this prospectus.

Background and Reasons for the Domestication

We are one of the world’s preeminent financial advisory and asset management firms. We have long specialized in crafting solutions to the complex financial and strategic challenges of a diverse set of clients around the world, including corporations, governments, institutions, partnerships and individuals. Founded in 1848 in New Orleans, we currently operate in North and South America, Europe, Asia and Australia. We focus primarily on two business segments: Financial Advisory and Asset Management. We believe that the mix of our activities across business segments, geographic regions, industries and investment strategies helps to diversify and stabilize our revenue stream.

Lazard Ltd was incorporated in Bermuda on October 25, 2004. Lazard Group LLC was formed in Delaware on March 2, 2000 under the name Lazard LLC and was renamed Lazard Group LLC on May 10, 2005. Our principal executive offices are located in the United States at 30 Rockefeller Plaza, New York, New York 10112, with a general telephone number of (212) 632-6000, in France at 175 Boulevard Haussmann, 75382 Paris Cedex 08, with a general telephone number of 33-1-44-13-01-11 and in the United Kingdom at 50 Stratton Street, London W1J 8LL, with a general telephone number of 44-20-7187-2000. Lazard Ltd’s registered office in Bermuda is located at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda, with a general telephone number of (441) 295-1422. We maintain a public website at https://www.lazard.com. The information contained on or connected to our website and social media sites is not a part of this prospectus, and you should not rely on any such information.

Since our incorporation in 2004, we have maintained a Bermuda corporate existence for various financial, legal and tax reasons. From time to time, we have evaluated whether changing our jurisdiction of incorporation from Bermuda to another jurisdiction (inside or outside of the U.S.) would be beneficial to the Company and our shareholders. However, we determined previously that changing our jurisdiction of incorporation presented downsides, particularly in respect of tax considerations, that likely outweighed the benefits of such a transaction.

Reasons for the Domestication

For the last several years, especially after changes to United States tax rates applicable to U.S. corporations in 2017, we have been monitoring developments in the tax environment globally. As a result of recent and proposed changes in global tax laws, our management and the board of directors concluded that, taking into consideration all financial, legal and tax considerations, the benefits of changing our jurisdiction of incorporation now outweigh the downsides. We evaluated several alternative jurisdictions of incorporation, both inside and outside the U.S., and determined to change our jurisdiction of incorporation from Bermuda to Delaware (U.S.), which for many years has been a leader in adopting, implementing, and interpreting comprehensive and flexible corporate laws that are responsive to the evolving needs of business entities and shareholders. Delaware is also a leading jurisdiction for domicile of U.S. public companies and has a body of law likely more familiar to our shareholders and potential investors.

Our board of directors believes that the Domestication, among other things:

•	Will simplify shareholder tax reporting;

•

May act as a catalyst for enhanced shareholder ownership, including because some institutional investors are subject to constraints on owning stock of companies not incorporated in the U.S. or taxed as a partnership;

•	Potentially provides increased liquidity benefits for our common stock, including as a result of potentially enhanced shareholder ownership; and

•

Relocates our jurisdiction of incorporation to one that has a body of law likely more familiar to our shareholders and potential investors, and is a leader in corporate law, especially as relevant to a publicly traded company.

Effects of the Domestication

The Companies Act permits a Bermuda exempted company limited by shares to discontinue from Bermuda and continue in an appointed jurisdiction (which includes Delaware) as if it had been incorporated under the laws of that other jurisdiction. The Companies Act and our current bye-laws authorize our board of directors to discontinue Lazard Bermuda to a jurisdiction outside of Bermuda (in this case, Delaware) without a shareholder vote. Consequently, we are not asking for your vote or soliciting proxies with respect to the Domestication.

Section 388 of the DGCL provides that an entity organized in a country outside the United States may become domesticated as a corporation in Delaware by filing in Delaware a certificate of incorporation and a certificate of corporate domestication stating, among other things, that the domestication and the certificate of incorporation have been approved as provided in the organizational documents of the non-U.S. entity. Section 388 does not provide any separate approval requirements for a domestication. The DGCL also does not provide shareholders with statutory dissenters’ rights of appraisal in connection with a domestication under Section 388.

Under Section 132I of the Companies Act, our discontinuance from Bermuda and continuance in Delaware will not be deemed to operate to create a new legal entity or prejudice or affect our continuity as an existing corporation. Similarly, Section 388 of the DGCL provides that, upon domesticating in Delaware:

•	Lazard Delaware shall be deemed to be the same entity as Lazard Bermuda, and the domestication shall constitute a continuation of the existence of Lazard Bermuda in the form of Lazard Delaware;

•	all rights, privileges and powers, as well as all property, of Lazard Bermuda shall remain vested in Lazard Delaware;

•	all debts, liabilities and duties of Lazard Bermuda shall remain attached to Lazard Delaware and shall be enforceable against Lazard Delaware to the same extent as if originally incurred by it; and

•	the domestication shall not be deemed a dissolution of Lazard Bermuda.

No Change in Business, Operations, Fiscal Year or Employee Plans

The Domestication will effect a change in our jurisdiction of incorporation, and other changes of a legal nature, including changes in our organizational documents, which are described in this prospectus. Our consolidated business, operations, assets and liabilities, as well as our principal locations and fiscal year, will be the same upon effectiveness of the Domestication as they are immediately prior to the change.

Upon effectiveness of the Domestication, all of our obligations will continue as outstanding and enforceable obligations of Lazard Delaware.

All Lazard Bermuda employee benefit plans and agreements will be continued by Lazard Delaware. We expect to amend any and all of our share-based benefit plans in accordance with their terms as may be necessary to provide that Lazard Delaware common stock will be issued upon the exercise of any options or the payment of any other share-based awards granted under the plans, and otherwise to reflect appropriately the substitution of Lazard Delaware common stock for Lazard Bermuda common shares in connection with the plans, following the Domestication.

No Change in Management or our Board of Directors

Our executive officers immediately prior to the Domestication will be the executive officers of Lazard Delaware upon effectiveness of the Domestication. Our current executive officers include Peter R. Orszag (Chief Executive Officer), Evan Russo (CEO of Asset Management), Alexandra Soto (Chief Operating Officer), Mary Ann Betsch (Chief Financial Officer) and Christian A. Weideman (General Counsel).

Our board of directors immediately prior to the Domestication will continue as the board of directors of Lazard Delaware following the Domestication. Our current board of directors is comprised of Kenneth M. Jacobs (Executive Chairman), Peter R. Orszag (Chief Executive Officer), Richard D. Parsons (Lead Independent Director), Ann-Kristin Achleitner, Andrew M. Alper, Michelle Jarrard, Iris Knobloch and Jane L. Mendillo.

In addition, neither the members nor the chairpersons of our Audit Committee, Compensation Committee, Nominating and Governance Committee or our Workplace and Culture Committee immediately prior to the Domestication will change upon effectiveness of the Domestication.

Domestication Share Conversion

In the Domestication, each of our common shares issued and outstanding immediately prior to the Effective Time will automatically convert by operation of law, on a one-for-one basis, into a share of Lazard Delaware common stock. Consequently, upon effectiveness of the Domestication, each holder of a Lazard Bermuda common share will instead hold a share of Lazard Delaware common stock representing the same proportional equity interest in Lazard Delaware as that shareholder held in Lazard Bermuda and representing the same class of shares. The number of shares of Lazard Delaware common stock outstanding immediately after the Domestication will be the same as the number of common shares of Lazard Bermuda issued and outstanding immediately prior to the Domestication.

Lazard Delaware will not issue new stock certificates to Lazard Delaware stockholders who hold any of our share certificates. A shareholder who holds any of our share certificates will receive a new stock certificate only upon any future transaction in Lazard Delaware common stock that requires the transfer agent to issue stock certificates in exchange for existing share certificates. It is not necessary for shareholders of Lazard Bermuda to exchange their existing share certificates for certificates of Lazard Delaware. Until surrendered and exchanged, each certificate evidencing Lazard Bermuda common shares immediately prior to the Effective Time will be deemed for all purposes of the Company to evidence the identical number of shares of Lazard Delaware common stock. Holders of uncertificated common shares of Lazard Bermuda immediately prior to the Effective Time will continue as holders of uncertificated common stock of Lazard Delaware upon effectiveness of the Domestication.

Similarly, outstanding stock options, stock appreciation rights, restricted stock units, performance-based restricted stock units, restricted stock awards, profits interest participation rights, including performance-based restricted participation units and stock performance-based restricted participation units, or other equity-based awards (collectively, the “Awards”) in respect of Lazard Bermuda common shares will become Awards in respect of common stock of Lazard Delaware. Lazard Delaware will not issue new Awards in respect of Lazard Delaware common stock until such future transaction that requires the issuance of Awards in respect of Lazard Delaware common stock in exchange for existing Awards in respect of Lazard Bermuda common shares. Until surrendered and exchanged, each Award in respect of Lazard Bermuda common shares will be deemed for all purposes of the Company to evidence an Award in respect of the identical number of shares of Lazard Delaware common stock

Comparison of Shareholder Rights

Upon effectiveness of the Domestication, the rights of stockholders of Lazard Delaware will arise under the new certificate of incorporation and by-laws of Lazard Delaware as well as Delaware law. Those organizational documents and Delaware law contain provisions that differ in some respects from those in our current organizational documents and Bermuda law and, therefore, some of your rights as a stockholder of Lazard Delaware will differ from the rights you currently possess as a shareholder of Lazard Bermuda.

For example, under Bermuda law, holders of an aggregate of not less than 20% in par value of a company’s issued share capital have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment that alters or reduces a company’s share capital as provided in the Companies Act. No similar right is available under Delaware law. Also, while class actions and derivative actions are generally not available to shareholders under Bermuda law, such actions are generally available under Delaware law. Additionally, there are differences between the new organizational documents of Lazard Delaware and the current organizational documents of Lazard Bermuda. For example, while our current bye-laws require approval of our shareholders to amend any provision of the bye-laws, the Lazard Delaware by-laws may generally be amended by the board of directors of Lazard Delaware, as permitted under the DGCL. For a summary description of your rights as a stockholder of Lazard Delaware and how they differ or may differ from your rights as a shareholder of Lazard Bermuda, please see “Description of Capital Stock—Differences Between the Governing Corporate Law and Organizational Documents for Lazard Bermuda and Lazard Delaware” in this prospectus.

No Vote or Dissenters’ Rights of Appraisal in the Domestication

Under the Companies Act and our current bye-laws, shareholder approval is not required to effect the Domestication. Shareholders also do not have statutory dissenters’ rights of appraisal or any other appraisal rights with respect to the Domestication. Nor does Delaware law provide for any such rights. We are not asking you for a proxy and you are requested not to send us a proxy. No shareholder action is required to effect the Domestication.

DESCRIPTION OF CAPITAL STOCK

The following description of the Lazard Delaware capital stock reflects our capital stock as it will exist upon completion of the Domestication, as governed by our new certificate of incorporation and by-laws and by Delaware law. This description is a summary. We urge you to read the forms of the new certificate of incorporation and by-laws of Lazard Delaware in their entirety, which are attached, respectively, as Appendix A and Appendix B to this prospectus.

General

We currently are an exempted company limited by shares incorporated under the laws of Bermuda and are registered with the Registrar of Companies in Bermuda under registration number 36011. We were incorporated on October 25, 2004.

Authorized Share Capital

Until the Effective Time, Lazard will not have any Delaware share capital and will not exist as a Delaware entity. Upon effectiveness of the Domestication, Lazard Delaware’s authorized share capital will consist of 500,000,000 shares of common stock, par value $0.01 per share (the “common stock”), and 15,000,000 shares of preferred stock, par value $0.01 per share (the “preferred stock”). The amount of authorized share capital of Lazard Delaware will be the same as that of Lazard Bermuda prior to the Domestication.

Common Stock

As of October 31, 2023, we had 112,766,091 common shares issued and outstanding. The sole Class B common share of the Company was automatically converted into one Class A common share in 2014, resulting in the Class A common shares (referred to herein as the “common shares”) being the only outstanding class of common shares of the Company. Upon effectiveness of the Domestication, each common share of Lazard Bermuda issued and outstanding immediately prior to the Effective Time will automatically convert by operation of law into a share of common stock of Lazard Delaware.

Lazard expects to reserve approximately 35,712,373 shares of common stock for issuance under the Lazard Ltd 2018 Incentive Compensation Plan, subject to increase in accordance with the terms of the plan, and 100,093 shares of common stock for issuance under the Lazard Ltd 2008 Incentive Compensation Plan.

Lazard Delaware’s common stock will carry the following rights:

•

Voting. Each share of Lazard Delaware common stock will entitle its holder to one vote per share. The members of Lazard Delaware’s board of directors will be periodically elected by the common stockholders. Generally, in matters other than the election of directors, all matters to be voted on by common stockholders will require approval in a meeting by a majority of the shares of Lazard Delaware common stock present in person or represented by proxy at the meeting. In general, amendments to the certificate of incorporation or by-laws and removal of a director for cause will require approval by a majority of the votes entitled to be cast by all holders of outstanding Lazard Delaware common stock. Furthermore, amendments by stockholders to the certificate of incorporation or by-laws that would alter, revoke or amend provisions of the certificate of incorporation or by-laws relating to the size or classified nature of the board of directors, the election of directors, the ability to remove directors only for cause, the exculpation and indemnification of directors or officers, and certain other matters will require approval by at least 66 2/3% of the votes entitled to be cast by all holders of outstanding Lazard Delaware common stock.

Directors (of the applicable class then expiring) will generally be elected at an annual meeting by a plurality of votes cast at the meeting of holders of Lazard Delaware common stock. Please see “—Board of Directors” for additional information concerning the election of directors.

•

Dividends and distributions. The holders of Lazard Delaware common stock will have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by its board of directors, from legally available funds. Subject to compliance with applicable law, we currently intend to declare quarterly dividends on all outstanding shares of Lazard Delaware common stock. The declaration of any dividends and, if declared, the amount of any such dividend, will be subject to the actual future earnings, cash flow and capital requirements of our Company, to the amount of distributions to us from Lazard Group LLC and to the discretion of our board of directors.

•

Liquidation, dissolution or winding-up. In the event of the liquidation, dissolution or winding-up of Lazard Delaware, holders of its common stock will be entitled to share equally in the assets available for distribution after payment of all creditors and the liquidation preferences of its preferred stock (if any).

•

Redemption, conversion or preemptive rights. Holders of Lazard Delaware common stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for Lazard Delaware securities.

•	Other provisions. There will be no redemption provisions or sinking fund provisions applicable to the common stock of Lazard Delaware.

The rights, preferences, and privileges of the holders of the Lazard Delaware common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock of Lazard Delaware that may be issued in the future.

Preferred Stock

Lazard Bermuda has 15,000,000 authorized preference shares. Series A and Series B preference shares were issued in connection with certain historical business acquisitions and were each non-participating securities convertible into common shares, and had no voting or dividend rights. As of the date of this prospectus, we had no Series A or Series B preference shares issued and outstanding.

Upon effectiveness of the Domestication, we will have authorized an equal number of shares of preferred stock of Lazard Delaware. Under the Lazard Delaware certificate of incorporation and by-laws, no classes or series of preferred stock shall be designated, but our board of directors by resolution may establish one or more series of preferred stock having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any shareholder approval. Any issuance of shares of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of shares of preferred stock could have the effect of delaying, deterring or preventing a change of control or other corporate action. No shares of preferred stock will be outstanding immediately following the Domestication. We have no present plans to issue any shares of preferred stock.

Delaware Anti-Takeover Laws and the Lazard Delaware Certificate of Incorporation and By-laws

The Lazard Delaware certificate of incorporation and by-laws will contain provisions that may prevent or discourage a third party from acquiring Lazard Delaware, even if the acquisition would be beneficial to its stockholders. Upon effectiveness of the Domestication, the board of directors of Lazard Delaware also will have the authority to fix the rights and preferences of shares of the preferred stock of Lazard Delaware and to issue such shares without a stockholder vote.

Upon effectiveness of the Domestication, Lazard Delaware will also be subject to Section 203 of the DGCL. Section 203 prohibits Lazard Delaware from engaging in any “business combination” with an “interested stockholder” (as such terms are defined in Section 203) for a period of three years subsequent to the date on which the stockholder became an interested stockholder unless:

•	prior to such date, the corporation’s board of directors approve either the business combination or the transaction in which the stockholder became an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (with certain exclusions); or

•

the business combination is approved by the corporation’s board of directors and authorized by a vote (and not by written consent) of at least 66 2/3 % of the outstanding voting stock of the corporation not owned by the interested stockholder.

For purposes of Section 203, an “interested stockholder” generally includes any person owning 15% or more of the outstanding voting stock of the corporation and any person associated with or controlling or controlled by or under common control with such person.

A “business combination” generally includes mergers, asset sales and other transactions resulting in financial benefit to an interested stockholder. Section 203 could prohibit or delay mergers or other takeover or change of control attempts with respect to us and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by stockholders.

Such provisions may have the effect of deterring hostile takeovers or delaying changes in control of management of Lazard Delaware. No such similar provision is applicable to Lazard Bermuda.

Board of Directors

Under Bermuda law, the number of directors is fixed by the bye-laws, and any changes to such number must be approved by the board of directors and/or the shareholders in accordance with the Company’s bye-laws. Our current bye-laws provide that the number of directors shall not at any time be more than fifteen (15) nor less than two and, subject to these limitations, the number of directors to hold office shall be fixed from time to time solely by the board of directors.

Under Delaware law, the number of board members shall be fixed by the by-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate of incorporation. Directors need not be stockholders unless so required by the certificate of incorporation or by-laws. The Lazard Delaware certificate of incorporation will provide that the number of directors shall be fixed from time to time pursuant to the by-laws of Lazard Delaware and the by-laws of Lazard Delaware will provide that the number of directors, which shall not at any time be less than one, shall be fixed from time to time by the board of directors. Upon effectiveness of the Domestication, Lazard Delaware’s board of directors will have eight members.

The Companies Act does not contain statutory provisions specifically mandating classified board arrangements for a Bermuda company. However, a Bermuda company may validly provide for a classified board in its bye-laws. Under Delaware law, directors of a Delaware corporation may, by the certificate of incorporation or by an initial by-law, or by a by-law adopted by a vote of the stockholders, be divided into one, two or three classes (the term of office of those of the first class to expire at the first annual meeting held after such classification becomes effective, the second class one year thereafter, and the third class two years thereafter). At each annual election held after such classification becomes effective, directors shall be chosen for a full term, as the case may be, to succeed those whose terms expire. Our board of directors is divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the board of directors will be elected each year. In addition, under both Lazard Bermuda’s bye-laws and Lazard Delaware’s by-laws, directors may only be removed for cause, by vote of shares representing a majority of the votes entitled to be cast thereon by all holders of the applicable capital stock. The existence of a classified board of directors may deter a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors by filling vacancies with its own nominees.

Additionally, consistent with our current bye-laws, the by-laws of Lazard Delaware will provide that any stockholder entitled to vote thereat generally may nominate one or more persons for election as directors at an annual meeting (but not a special meeting) only if written notice of such stockholder’s intent to make such nomination(s) has been received by the Secretary of the Company, generally, not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Under both the bye-laws of Lazard Bermuda and the by-laws of Lazard Delaware, directors (of the applicable class then expiring) are elected at an annual meeting of shareholders by a plurality of votes cast at the meeting.

Differences Between the Governing Corporate Law and Organizational Documents for Lazard Bermuda and Lazard Delaware

The rights of our current shareholders are governed by the laws of Bermuda and our existing memorandum of association and bye-laws. Upon effectiveness of the Domestication, we will be incorporated in Delaware and will no longer be incorporated in Bermuda or subject to the Companies Act, except as is provided by the provisions thereof. As a result, the rights of stockholders of Lazard Delaware will be governed by Delaware law as well as the new Lazard Delaware certificate of incorporation and by-laws, attached to this prospectus as Appendix A and Appendix B, respectively.

Some of your rights as a stockholder of Lazard Delaware will differ from the rights you currently possess as a shareholder of Lazard Bermuda. The following description summarizes certain key differences between the rights our shareholders currently possess under Bermuda law and the Lazard Bermuda memorandum of association and bye-laws, as compared with the rights our stockholders will possess under Delaware law and the new Lazard Delaware certificate of incorporation and by-laws as in effect upon completion of the Domestication.

Duties of Directors

The Companies Act authorizes the directors of a company, subject to its bye-laws, to exercise all powers of the company except those that are required by the Companies Act or the company’s bye-laws to be exercised by the shareholders of the company. In accordance with Bermuda common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty includes the following essential elements:

(1)	a duty to act in good faith in the best interests of the company;

(2)	a duty not to make a personal profit from opportunities that arise from the office of director;

(3)	a duty to avoid situations in which there is an actual or potential conflict between a personal interest or the duties owed; and

(4)	a duty to exercise powers for the purpose for which such powers were intended.

The Companies Act imposes a duty on directors and officers of a Bermuda company:

(1)	to act honestly and in good faith with a view to the best interests of the company; and

(2)	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

The Companies Act also imposes various duties on directors and officers of a company with respect to certain matters of management and administration of such company.

Under Bermuda law, directors and officers generally owe fiduciary duties to the company itself, not to the company’s individual shareholders or members, creditors, or any class of shareholders, members or creditors. Our shareholders may not have a direct cause of action against our directors.

Under Delaware law, the business and affairs of a company are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the company and a fiduciary duty of loyalty to act in the best interests of its stockholders. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to stockholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the company. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the company and its stockholders take precedence over any interest possessed by a director, officer or controlling stockholder and not shared by the stockholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the company. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the company.

Interested Directors

Bermuda law provides that a transaction entered into by us in which a director has an interest will not be voidable by us and such director will not be liable to us for any profit realized pursuant to such transaction as a result of such interest, provided that the nature of the interest is disclosed at the first opportunity, either at a meeting of directors or in writing to the directors. While we are not aware of any Bermuda case law on the meaning of “first opportunity,” a Bermuda court will likely employ a practical interpretation of those words.

Subject to the rules of the New York Stock Exchange (“NYSE”) and applicable U.S. securities laws, the Lazard Bermuda bye-laws do not require directors to recuse themselves from any discussion or decision involving any contract or proposed contract or arrangement in which the director is directly or indirectly interested so long as the nature of the interest is disclosed, and such director may be counted in the quorum for such meeting.

Under Delaware law, such transaction would not be void or voidable solely because it involves an interested director if: (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors; (ii) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote on the matter; or (iii) the transaction is fair as to the company as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Removal of Directors

Under the Lazard Bermuda bye-laws, shareholders may only remove a director for cause at a special general meeting convened and held in accordance with the bye-laws, by a resolution of the shareholders that is approved by the affirmative vote of a majority of the shares then entitled to vote thereon; provided that notice of any such meeting convened for the purpose of removing a director shall contain a statement to that effect and be given to such director not less than 14 days before the general meeting, and at such general meeting such director shall be entitled to be heard on the motion for such director’s removal. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director’s duty to the Company and such adjudication is no longer subject to direct appeal.

Any or all of the directors of a Delaware corporation may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors unless the certificate of incorporation otherwise provides. The Lazard Delaware certificate of incorporation will provide that a director or the entire board of directors may only be removed from office by the stockholders for cause.

Director Vacancies

Under Bermuda Law, vacancies and new directorships may be filled by a majority vote of shareholders in general meeting or a majority of the directors.

Under the Lazard Delaware by-laws, vacancies and newly created directorships resulting from an increase in the number of directors will be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the directors, or by a sole remaining director, and not by the stockholders. If the holders of any class or series of stock are entitled to elect one or more directors, vacancies and newly created directorships of such class or series may be filled by a majority of the directors elected by such class or series thereof then in office, or by a sole remaining director so elected, and not by the stockholders.

Voting Rights and Quorum Requirements

Under Bermuda law, the voting rights of our shareholders are regulated by our Lazard Bermuda bye-laws and, in certain circumstances, the Companies Act. Generally, except as otherwise provided in the Lazard Bermuda bye-laws or the Companies Act, any action or resolution requiring approval of the shareholders may be passed by a simple majority of the shareholders. Any individual who is a shareholder of our company and who is present at a meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders. The Lazard Bermuda bye-laws also permit attendance at general meetings by proxy, provided the instrument appointing the proxy is in the form specified in the bye-laws or such other form as the board may determine.

Under Delaware law, unless otherwise provided in a company’s certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by the stockholder. Delaware law provides that unless otherwise provided in a company’s certificate of incorporation or by-laws, a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of stockholders. In matters other than the election of directors, with the exception of special voting requirements related to extraordinary transactions, and unless otherwise provided in a company’s certificate of incorporation or by-laws, the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at a meeting in which a quorum is present is required for stockholder action, and the affirmative vote of a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required for the election of directors.

The Lazard Delaware by-laws will generally provide that all matters to be voted on by stockholders will require an affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter, except that the directors shall be elected by a plurality of votes cast at a meeting of stockholders and amendments by stockholders to certain by-laws will not be effective unless approved by at least 66 2/3% of the voting power of all of the outstanding capital stock entitled to vote thereon voting together as a single class, and that the holders of a majority of the outstanding shares of capital stock of Lazard Delaware having the right to attend and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of all business except as otherwise required by the DGCL. When a quorum is present to organize a meeting, it is not broken by a subsequent withdrawal of any stockholders or their proxies.

Amalgamations, Mergers and Similar Arrangements

The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two persons holding or representing more than one-third of the issued shares of the company. The Lazard Bermuda bye-laws provide that a merger or an amalgamation (other than with a wholly owned subsidiary or as described below) that has been approved by the board must only be approved by a majority of the combined voting power of all of the shares entitled to vote thereon voting together as a single class at a general meeting of the shareholders at which the quorum shall be two shareholders present in person or by representative and having the right to attend and vote at the meeting and holding shares representing more than 50% of the votes that may be cast by all shareholders having the right to attend and vote at such meeting at the relevant time.

Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares. Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the issued and outstanding shares entitled to vote on such transaction. The Lazard Delaware certificate of incorporation will not provide for any higher voting requirement with regard to these matters. See “Description of Capital Stock—Delaware Anti-Takeover Laws and the Lazard Delaware Certificate of Incorporation and By-laws.” A stockholder of a company participating in certain merger and consolidation transactions may, under certain circumstances, be entitled to appraisal rights, such as having a court determine the fair value of the stock or requiring the company to pay such value in cash. However, such appraisal right is not available to stockholders if the stock received in such transaction is listed on a national securities exchange, including NYSE.

Acquisitions

Under Bermuda law, an acquiring party is generally able to acquire compulsorily the common shares of minority holders of a company in the following ways:

(1)

By a procedure under the Companies Act known as a “scheme of arrangement.” The Companies Act enables the Supreme Court of Bermuda to approve a scheme of arrangement between a company and its shareholders or any class of shareholders. If the requisite majority (being a majority in number of shareholders representing 75% in value) agrees to the acquisition of their shares pursuant to the terms of the scheme, and the Supreme Court sanctions the scheme, the remaining shares can be compulsorily acquired. Schemes may provide for the target’s shares to be either transferred or cancelled, but unlike a transfer scheme, a cancellation scheme requires the company to pass a solvency test. In either case, dissenting shareholders do not have express statutory appraisal rights although shareholders have a right to appear at the hearing, and the Supreme Court will only sanction a scheme if the Supreme Court is satisfied that the scheme is fair. Shares owned by the acquirer can be voted to approve the scheme, but the Supreme Court will be concerned to see that the shareholders approving the scheme are fairly representative of the general body of shareholders.

(2)

If the acquiring party is a company, by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the “offeror”), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, by notice compulsorily acquire the shares of any non-tendering shareholder on the same terms as the original offer unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.

(3)

Where the acquiring party or parties hold not less than 95% of the shares or a class of shares of the company, by acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Delaware law provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of its capital stock. Upon any such merger, and in the event the parent corporation does not own all of the stock of a subsidiary Delaware corporation, dissenting stockholders of the subsidiary are entitled to certain appraisal rights.

Dissenters’ Rights of Appraisal

Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders’ meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares. Under Bermuda law, each share of an amalgamating or merging company carries the right to vote in respect of an amalgamation or merger whether or not it otherwise carries the right to vote.

In addition, any minority shareholder receiving notice that the holders of 95% or more of a company’s shares or class of shares intend to compulsorily acquire the minority shareholder’s shares may, within one month of receiving the notice, apply to the Supreme Court of Bermuda to appraise the value of the shares.

Appraisal rights are available under Delaware law for any class or series of common stock of a corporation in a merger or consolidation, subject to limited exceptions, such as a merger or consolidation of corporations listed on a national securities exchange in which listed stock is the offered consideration.

Shareholders’ Suits

Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws.

Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Officers

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act. Section 98 of the Companies Act further provides that a company may advance moneys to an officer or auditor for the costs, charges and expenses incurred by the officer or auditor in defending any civil or criminal proceedings against them, on condition that the officer or auditor shall repay the advance if any allegation of fraud or dishonesty is proved against them.

The Lazard Bermuda bye-laws contain provisions that provide that we shall indemnify our officers and directors in respect of their actions and omissions. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him or her in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. .

Under Delaware law, a corporation may include in its certificate of incorporation a provision that, subject to the limitations described below, eliminates or limits director liability to the corporation or its stockholders for monetary damages for breaches of their fiduciary duty of care. Under Delaware law, a director’s liability cannot be eliminated or limited for: (i) breaches of the duty of loyalty; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions; or (iv) transactions from which such director derived an improper personal benefit.

The Lazard Delaware certificate of incorporation provides that directors and officers of Lazard Delaware shall not be liable to Lazard Delaware or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may be amended (whether the applicable actions or omissions are taken or omitted prior to the Effective Time, in connection with the discontinuance of the Company in Bermuda or the domestication of the Company in Delaware or otherwise).

Delaware law provides that a corporation may indemnify a director, officer, employee or agent of the corporation against any liability or expenses incurred in any civil, criminal, administrative or investigative proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, except that in any action brought by or in the right of the corporation, such indemnification may be made only for expenses (not judgments or amounts paid in settlement) and may not be made even for expenses if the officer, director or other person is adjudged liable to the corporation (unless otherwise determined by the court). In addition, under Delaware law, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by that party. Furthermore, under Delaware law, a corporation is permitted to maintain directors’ and officers’ insurance.

The Lazard Delaware certificate of incorporation and by-laws also provide that Lazard Delaware shall indemnify its directors and officers to the fullest extent permitted by applicable law against claims actually or potentially incurred by reason of any act done, concurred in or omitted in or about the execution of their duty, supposed duty, or office except as prohibited by Delaware law and provides for advancement of expenses as described above. Lazard Delaware will remain obligated on any indemnification obligations with respect to directors and officers of Lazard Bermuda arising prior to the Domestication.

Meeting of Shareholders

The Companies Act requires an annual meeting of shareholders unless waived by resolution of shareholders. The Lazard Bermuda bye-laws provide that an annual general meeting will be held in each year at such time and place as the board of directors determines, in accordance with the requirements of the Companies Act.

Under the Lazard Bermuda bye-laws, a special general meeting of shareholders may be called by the board of directors whenever it thinks fit. In addition, upon receiving a requisition from shareholders representing at least ten percent (10%) of the total voting power of our shares, the board will convene a special general meeting. Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or by-laws to call a special meeting of shareholders. The Lazard Delaware by-laws permit the board of directors to call a special meeting of stockholders and require the directors of Lazard Delaware to, upon a request of stockholders holding not less than ten percent (10%) of the voting power of the shares of capital stock of Lazard Delaware issued and entitled to vote at such a meeting, proceed to convene a special meeting of stockholders. The request must state, among other things, the purposes of the meeting and must be signed by the requesting stockholders and delivered to the registered office of the Company.

Notice of Shareholder Meetings

Bermuda law requires that shareholders be given at least five days’ advance notice of any general meeting and the Lazard Bermuda bye-laws provide that not less than 30 days’ notice be provided in the case of an annual general meeting and not less than 10 days’ notice be provided in the case of a special general meeting.

Under Delaware law, a company is generally required to give written notice of any meeting not less than 10 days or more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting. Under the Lazard Delaware by-laws, unless otherwise provided under the DGCL, we will be required to give written notice of any meeting: (i) in the case of an annual meeting of stockholders, not less than 30 nor more than 60 days before the date of the meeting of stockholders; and (ii) in the case of a special meeting of stockholders, not less than ten nor more than 60 days before the date of the meeting of stockholders.

Shareholder Action by Written Consent

The Companies Act provides that shareholders may take action by written consent, except in respect of the removal of an auditor from office before the expiry of his term or in respect of a resolution passed for the purpose of removing a director before the expiration of his term of office. The Lazard Bermuda bye-laws provide that a resolution in writing is passed when it is signed by all the shareholders who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

The Lazard Delaware certificate of incorporation provides that any actions which stockholders may take at a general meeting of stockholders, except in the case of the removal of an auditor or a director, which may not be taken by written consent or consents, may be taken by the stockholders through the written consent of all the stockholders who would be entitled to vote on the matter.

Dividends and Other Distributions

Under Bermuda law, a company may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (i) it is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of its assets would thereafter be less than its liabilities. “Contributed surplus” is defined for purposes of Section 54 of the Companies Act to include the proceeds arising from donated shares, credits resulting from the redemption or conversion of shares at less than the amount set up as nominal capital, and donations of cash and other assets to the company. Under the Lazard Bermuda bye-laws, each common share is entitled to share equally and ratably in such dividends as the board of directors may from time to time declare, subject to any rights of preference shares and the provisions of the bye-laws.

Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Variation of Rights of Shares

Under the Lazard Bermuda bye-laws, the rights attached to any class of shares may only, unless the rights attached to, or the terms of issue of, that class of shares expressly provide otherwise, be altered (i) with the unanimous written consent of the holders of the outstanding shares of that class or (ii) by a resolution of the holders of shares of that class passed at a separate general meeting of shareholders of that class. The Lazard Bermuda bye-laws specify that the rights conferred upon the holders of any shares or class of shares shall not, unless the rights attached to, or the terms of issue of, that class of shares expressly provides otherwise, be deemed to be altered or otherwise affected by the creation or issue of further shares which rank pari passu with, or in priority to, any existing shares, whether as to voting rights, dividends or otherwise.

A Delaware corporation may vary the rights of a class of stock with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

The Lazard Delaware certificate of incorporation provides that, subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any class or series of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of such class or series, voting together as a single class. Further, pursuant to the Lazard Delaware certificate of incorporation, the holders of common stock, as such, shall not be entitled to vote on any amendment of the new certificate of incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of preferred stock, to vote thereon pursuant to the new certificate of incorporation or pursuant to the DGCL as then in effect.

Delaware law provides that the creation or issuance of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of those shares, vary the rights attached to existing shares. In addition, the creation or issuance of preferred stock ranking prior to common stock will not be deemed to vary the rights attached to common stock.

Inspection of Corporate Records

Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda. These documents include our memorandum of association and any charges on our assets. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and audited financial statements, all of which must be presented to the annual general meeting of shareholders. The register of members of a company is also open to inspection by shareholders and members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than 30 days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers and a list of its directors must be filed with the Registrar of Companies where it will be available for public inspection. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Delaware law requires that a company, within ten days before a meeting of stockholders, prepare and make available a complete list of stockholders entitled to vote at the meeting. This list must be open to the examination of any stockholder for any purpose relating to the meeting for a period of at least ten days prior to the meeting, either on a reasonably accessible electronic network or during ordinary business hours at the principal place of business of the company. Delaware law also permits a stockholder to inspect the company’s books and records if the stockholder can establish that he or she is a stockholder of the company, that the stockholder has complied with Delaware law with respect to the form and manner of making demand for inspection of corporate records, and that the inspection by the stockholder is for a proper purpose.

Shareholder Proposals

Under Bermuda law, upon the requisition in writing of such number of shareholders as is hereinafter specified and at their own expense (unless the company otherwise resolves), the company will be required to: (i) give notice to all shareholders entitled to receive notice of the annual general meeting of any resolution which may properly be moved and is intended to be moved at the next annual general meeting; and/or (ii) circulate to all shareholders entitled to receive notice of any general meeting a statement of not more than one thousand words with respect to the matter referred to in any proposed resolution or any business to be conducted at such general meeting. The number of shareholders necessary for a requisition under the foregoing sentence is (x) either any number of shareholders representing not less than 1/20th of the total voting rights of all members having at the date of the requisition a right to vote at that meeting to which the requisition relates; or (y) not less than 100 shareholders.

Pursuant to the Lazard Bermuda bye-laws, any shareholder entitled to attend and vote at a general meeting may propose other business to be brought before a general meeting by giving timely notice thereof in proper written form to the Secretary of Lazard Bermuda. Generally, to be timely, notice must be received at the principal executive office of Lazard Bermuda (i) in the case of an annual general meeting, not less than 90 days nor more than 120 days prior to the anniversary of the date on which the Company held the preceding year’s annual meeting and (ii) in the case of a special general meeting, no more than seven days following the day on which notice of the special general meeting was mailed or the date the special general meeting is publicly announced, whichever occurs first. To be in proper written form, the notice must include information about the nominee or other proposal, share ownership, any material interest of the proposing stockholder in the proposal and other matters.

Delaware law does not include a provision restricting the manner in which business may be brought before a meeting, although restrictions may be included in a Delaware corporation’s certificate of incorporation or by-laws. Consistent with Delaware law and our current bye-laws, the Lazard Delaware by-laws will provide that notice of stockholder nomination for director and other proposals must be given in writing to the Secretary of Lazard Delaware during a specific period prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive office of Lazard Delaware (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary of the date on which the Company held the preceding year’s annual meeting and (ii) in the case of a special meeting, no more than seven days following the day on which notice of the special meeting was mailed or the date that the special meeting is publicly announced, whichever occurs first. Notices must include, among other things, information about the nominee or other proposal, stock ownership, any material interest of the proposing stockholder in the proposal and other matters.

Amendment of Memorandum of Association/Certificate of Incorporation and Bye-Laws/By-Laws

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Certain amendments to the memorandum of association may require approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. When such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.

Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote or directing that the proposed amendment be considered at the next annual meeting of the stockholders. Delaware law requires that, unless a greater percentage is provided for in the certificate of incorporation, a majority of the outstanding voting power of the corporation is required to approve the amendment of the certificate of incorporation at the stockholders’ meeting. If the amendment would alter the number of authorized shares or par value or otherwise adversely affect the powers, preferences or special rights of any class of a company’s stock, the holders of the issued and outstanding shares of such affected class, regardless of whether such holders are entitled to vote by the certificate of incorporation, are entitled to vote as a class upon the proposed amendment. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company’s original certificate of incorporation.

The Lazard Bermuda bye-laws provide that they may be revoked, altered or amended only by the approval of: (a) the board of directors; and (b) after approval by the board of directors and its recommendation of such transaction to the shareholders, the Company by a resolution passed in general meeting by a majority of the combined voting power of all of the shares entitled to vote thereon voting together as a single class; provided that certain amendments will not be effective unless approved by the Company by a resolution passed in general meeting by at least 66 2/3% of the combined voting power of all of the shares entitled to vote thereon voting together as a single class.

Under Delaware law, unless the certificate of incorporation or by-laws provide for a different vote, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation have the power to adopt, amend and repeal the by-laws of a corporation. The Lazard Delaware certificate of incorporation will empower the board of directors to so amend, repeal, or adopt by-laws without stockholder approval. The stockholders will also have the power to amend, repeal or adopt the Lazard Delaware by-laws, provided that the Lazard Delaware by-laws will require the vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock entitled to vote to amend the by-laws (except that amendment of certain by-laws and provisions of the certificate of incorporation will require the vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of capital stock entitled to vote).

Dissolution

Under Bermuda law, a solvent company may be wound up by way of a shareholders’ voluntary liquidation. Prior to the company entering liquidation, a majority of the directors are each required to make a statutory declaration, which states that the directors have made a full inquiry into the affairs of the company and have formed the opinion that the company will be able to pay its debts within a period of 12 months of the commencement of the winding-up and must file the statutory declaration with the Registrar of Companies in Bermuda. The general meeting is required to be convened primarily for the purposes of passing a resolution that the company be wound up voluntarily and appointing a liquidator. The winding-up of the company is deemed to commence at the time of the passing of the resolution.

Under Delaware law, a corporation may voluntarily dissolve (i) if a majority of the board of directors adopts a resolution to that effect and the holders of a majority of the issued and outstanding shares entitled to vote thereon vote for such dissolution; or (ii) if all stockholders entitled to vote thereon consent in writing to such dissolution.

Listing

Our common shares are listed on the New York Stock Exchange and trade under the symbol “LAZ”. There is currently no established public trading market for the common stock of Lazard Delaware. We will submit an application to the NYSE, if necessary, to trade the common stock of Lazard Delaware under the same symbol upon effectiveness of the Domestication.

Transfer Agent

The Transfer Agent for the common shares of Lazard Bermuda is Computershare Inc. Upon effectiveness of the Domestication, the Transfer Agent for the common stock of Lazard Delaware will continue to be Computershare Inc.

Governing Documents

To change our jurisdiction of incorporation, we must file a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware. We will also adopt a new set of by-laws governed by Delaware law. The new certificate of incorporation and by-laws will replace our current memorandum of association and bye-laws as our governing documents after the Domestication. Nevertheless, there are some differences between our new governing documents and Delaware law, on one hand, and our current governing documents and Bermuda law, on the other hand, that may affect the rights of shareholders. See “Description of Capital Stock—Differences Between the Governing Corporate Law and Organizational Documents for Lazard Bermuda and Lazard Delaware” above.

Termination

We may terminate or abandon the Domestication at any time before it becomes effective. In that event, we would continue to be a Bermuda company and our current governing documents would remain in effect.

Effective Time

The Domestication will become effective when all of the following four steps have been taken: (i) we file a notice of discontinuance with the Bermuda Registrar of Companies with a copy to the Bermuda Monetary Authority, (ii) we file the new Lazard Delaware certificate of incorporation and the certificate of corporate domestication of Lazard Bermuda with the Secretary of State of the State of Delaware, (iii) we file with the Bermuda Registrar of Companies a copy of the instrument of continuance issued by the Secretary of State of the State of Delaware and (iv) we receive a certificate of discontinuance from the Bermuda Registrar of Companies which we expect will provide that the effective date of the discontinuance of Lazard Bermuda under Bermuda law is the date that Lazard Delaware’s domestication in Delaware is effective pursuant to Delaware law. We expect these steps to be completed effective as of January 1, 2024, subject to compliance with global regulatory requirements.

Expenses of the Domestication

We will pay the expenses of the Domestication incurred by us and any related transactions regardless of whether the Domestication is completed.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DOMESTICATION

This section describes the material United States federal income tax consequences of the Domestication to holders of Lazard Bermuda common shares (“LB Shares”) and of owning Lazard Delaware common stock (“LD Stock”) into which holders’ LB Shares will be converted pursuant to the Domestication. This section applies to you only if you acquire your LD Stock pursuant to the Domestication and you hold your LD Stock as capital assets for tax purposes. This discussion addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, estate and gift tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

•	a tax-exempt organization,

•	a life insurance company,

•	a person that actually or constructively owns 10% or more of the combined voting power of our voting stock or of the total value of our stock,

•	a person that holds LB Shares as part of a straddle or a hedging or conversion transaction,

•	a person that purchases or sells LB Shares as part of a wash sale for tax purposes, or

•	a United States holder (as defined below) whose functional currency is not the United States dollar.

This section is based on the Code, its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the LB Shares, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the LB Shares should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the LB Shares.

You are a “United States holder” if you are a beneficial owner of LB Shares or LD Stock and you are, for United States federal income tax purposes:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

A “non-United States holder” is a beneficial owner of LB Shares or LD Stock that is not a United States person and is not a partnership for United States federal income tax purposes.

YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF OWNING AND DISPOSING OF LB SHARES OR LD STOCK IN YOUR PARTICULAR CIRCUMSTANCES.

Consequences of the Domestication

We believe that, for United States federal income tax purposes, the Domestication will constitute a transaction described in Section 351 of the Code and that you generally will not recognize any gain or loss upon the deemed exchange of LB Shares for LD Stock. We do not intend to request any ruling from the IRS in connection with the Domestication, so no assurance can be given that the Domestication will qualify for its intended United States federal income tax treatment. We strongly urge you to consult your own tax advisors regarding the consequences of the Domestication in your particular circumstances.

The Domestication

For United States federal income tax purposes, the Domestication is intended to be treated as a transaction described in Section 351 of the Code. If the Domestication so qualifies you generally will not recognize any gain or loss upon the Domestication, your aggregate tax basis in LD Stock deemed received upon the Domestication will equal your aggregate tax basis in LB Shares held immediately prior to the Domestication, and the holding period of the shares of the LD Stock you receive pursuant to the Domestication will be based on Lazard Bermuda’s holding period in its assets immediately prior to the Domestication, rather than the amount of time you have held your LB Shares.

In general, if the Domestication does not qualify as a transaction as described in Section 351 of the Code, Lazard Bermuda would generally be treated as recognizing taxable gain equal to the difference between the fair market value of the LD Stock received and Lazard Bermuda’s basis in property exchanged therefor, and such gain would be allocated to the holders of LB Shares in accordance with their percentage interests in Lazard Bermuda (provided, however, that, subject to the discussions below under “Holders of LD Stock—Non-United States Holders”, if you are a non-United States Holder, you would generally not be subject to United States federal income tax on any gain so recognized).

Passive Foreign Investment Companies

In general, a foreign corporation will be a “passive foreign investment company” (“PFIC”) during a given year if (1) 75% or more of its gross income constitutes “passive income” or (2) 50% or more of its assets produce passive income.

If any of Lazard Bermuda’s direct non-United States subsidiaries were characterized as a PFIC during a given year, a United States holder may be subject to adverse United States federal income tax consequences, including a penalty tax with respect to the indirect transfer of stock in such non-United States subsidiaries pursuant to the Domestication, unless such persons made a “qualified electing fund election”. For these purposes, stock of a PFIC that is owned by Lazard Bermuda is considered as owned proportionately by its shareholders. It is uncertain whether Lazard Bermuda or Lazard Delaware (as applicable) would be able to provide its shareholders with the information necessary for a United States holder to make a “qualified electing fund election” with respect to its non-United States subsidiaries.

We believe that none of Lazard Bermuda’s directly-held non-United States subsidiaries should be treated as a PFIC. However, actual determination of PFIC status is fundamentally factual in nature and cannot be made until the close of the applicable taxable year. Moreover, we cannot be certain that the IRS will not challenge this position and that a court will not sustain such challenge. United States holders should consult their tax advisors as to the effects of the PFIC rules if they were to apply.

YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE DOMESTICATION IN YOUR PARTICULAR CIRCUMSTANCES.

Holders of LD Stock

United States Holders

This section summarizes certain United States federal income consequences of the ownership and disposition of LD Stock, deemed received in the Domestication, by a United States holder.

Notably, holders of LD Stock will be taxed differently from holders of LB Shares. As a holder of LB Shares, you are generally required to report on your federal income tax returns your allocable share of Lazard Bermuda’s income, gains, losses, deductions and other items for the taxable year of Lazard Bermuda ending with or within your taxable year, regardless of whether you are actually distributed cash or other properties from Lazard Bermuda. On the other hand, as a holder of LD Stock, you will be taxed based on the amount of distributions you receive from Lazard Delaware, as described in greater detail below.

Dividends

If Lazard Delaware makes a distribution of cash or other property (other than certain distributions of its stock) in respect of LD Stock, the distribution generally will be treated as a dividend to the extent of its current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds its current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of your tax basis in the LD Stock (and will reduce your basis in such LD Stock), and, to the extent such portion exceeds your tax basis in LD Stock, the excess will be treated as gain from the taxable disposition of the LD Stock, the tax treatment of which is discussed below under “Gain on Disposition of LD Stock”. If you are a noncorporate United States holder, dividends that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you hold the LD Stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements.

If you are a United States holder that is a corporation for United States federal income tax purposes, dividends paid by Lazard Delaware generally will qualify for the dividends received deduction if the requisite holding period is satisfied. If you are a noncorporate United States holder, with certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends paid by Lazard Delaware generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Gain on Disposition of LD Stock

If you are a United States holder and sell or dispose of your LD Stock, you will be required to recognize gain or loss, with respect to such LD Stock, in an amount equal to the excess of the fair market value of the consideration received in exchange for the LD Stock over your tax basis therein.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. If you are a United States holder, any gain or loss recognized on a sale or disposition of LD Stock will be long-term capital gain or loss if you held the LD Stock for more than one (1) year, and will be short-term capital gain or loss if you held the LD Stock for one (1) year or less. The amount and character of gain or loss will be computed separately for each block of LD Stock that was purchased by a United States holder on the same day at the same price.

Backup Withholding and Information Reporting

If you are a United States holder of LD Stock and sell or dispose of your LD Stock, you may, under certain circumstances, be subject to information reporting and backup withholding for United States federal income tax purposes with respect to cash thereby received. If you are a noncorporate United States holder, you are generally subject to information reporting requirements, on IRS Form 1099 with regards to taxable distributions made to you within the United States, and the payment of proceeds to you from the sale of LD Stock effected at a United States office of a broker. Backup withholding will generally not apply to you, however, if you (i) have furnished a valid IRS Form W-9 or other documentation which certifies you are not subject to backup withholding or (ii) certify you are otherwise exempt from backup withholding. You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Non-United States Holders

This section summarizes certain United States federal income consequences of the ownership and disposition of LD Stock, deemed received in the Domestication, by a non-United States Holder.

Dividends

If Lazard Delaware makes a distribution of cash or other property (other than certain distributions of its stock) in respect of its LD Stock, the distribution generally will be treated as a dividend to the extent of its current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds its current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of your tax basis in the LD Stock (and will reduce your basis in such LD Stock), and, to the extent such portion exceeds your tax basis in LD Stock, the excess will be treated as gain from the taxable disposition of the LD Stock, the tax treatment of which is discussed below under “Gain on Disposition of LD Stock”.

Except as described below, dividends paid to you on LD Stock are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, the withholding agent will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to the withholding agent:

•

a valid IRS Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, withholding agents are generally not required to withhold tax from the dividends, provided that you have furnished to the withholding agent a valid IRS Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-United States person, and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate non-United States holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of LD Stock

Subject to the discussions below under “Backup Withholding and Information Reporting”, if you are a non-United States holder you generally will not be subject to United States federal income tax on gain recognized on the sale or disposition of LD Stock unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,

•	you are an individual, hold the LD Stock as a capital asset, are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or

•

Lazard Delaware is or has been a “United States real property holding corporation” (as described below), at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, you are not eligible for a treaty exemption, and either (i) the LD Stock is not regularly traded on an established securities market during the calendar year in which the sale or disposition occurs or (ii) you owned or are deemed to have owned, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, more than 5% of LD Stock.

If the gain from the taxable disposition of LD Stock is “effectively connected” with your conduct of a trade or business in the United States (and, if required by a tax treaty, the gain is attributable to a permanent establishment that you maintain in the United States), you will be subject to tax on the net gain derived from the sale at rates applicable to United States citizens, resident aliens and domestic United States corporations. Such gain or loss will generally be capital gain or loss. If you are a corporate non-United States holder, “effectively connected” gain that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual non-United States holder described in the second bullet point immediately above, you will be subject to a flat 30% tax (unless an applicable income tax treaty provides otherwise) on the gain derived from the sale or disposition, which may be offset by United States source capital losses, even though you are not considered a resident of the United States.

A domestic corporation is a United States real property holding corporation at any time that the fair market value of its “United States real property interests”, as defined in the Code and applicable U.S. Treasury regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). The Company believes that it is not a United States real property holding corporation; however, no assurance can be given that the Company is not a United States real property holding corporation or will not be a United States real property holding corporation in the future.

Federal Estate Taxes

Common stock held by a non-U.S. holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

FATCA Withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-United States persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of dividends that you receive in respect of common stock could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold LD Stock through a non-United States person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). Please consult your own tax advisors regarding the relevant United States law and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

Lazard Delaware and other payors are required to report payments of dividends on LD Stock on IRS Form 1042-S even if the payments are exempt from withholding. If you are a non-United States Holder, you are generally exempt from backup withholding and information reporting requirements with respect to the payment of dividends or the payment of the proceeds from the sale of LD Stock effected at a United States office of a broker, as long as either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you have otherwise established an exemption. You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

THE FOREGOING DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DOMESTICATION OR OWNERSHIP AND DISPOSITION OF LD STOCK. IN ADDITION, THE DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, A STOCKHOLDER’S INDIVIDUAL CIRCUMSTANCES OR WHICH APPLY TO CERTAIN TYPES OF STOCKHOLDERS MENTIONED ABOVE (INCLUDING STOCKHOLDERS THAT ARE NOT UNITED STATES PERSONS). MOREOVER, THE DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES OF THE DOMESTICATION OR OWNERSHIP AND DISPOSITION OF LD STOCK. ACCORDINGLY, STOCKHOLDERS ARE STRONGLY URGED TO CONSULT WITH THEIR OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE DOMESTICATION OR OWNERSHIP AND DISPOSITION OF LD STOCK TO THEM.

ADDITIONAL INFORMATION ABOUT DIRECTORS, EXECUTIVE OFFICERS, COMPENSATION AND CORPORATE GOVERNANCE

We incorporate by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 the section therein entitled “Executive Officers of the Registrant”. We also incorporate by reference from our Definitive Proxy Statement on Schedule 14A for the Annual General Meeting of Shareholders on April 27, 2023 the sections therein entitled “Corporate Governance Highlights”, “Executive Compensation Highlights”, “Information Regarding the Board of Directors and Corporate Governance”, “Compensation Discussion and Analysis” and “Certain Relationships and Related Transactions”. In addition, see our Current Reports on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 16, 2023, May 2, 2023, May 26, 2023, June 6, 2023, August 25, 2023, September 14, 2023 and October 10, 2023, which are incorporated herein by reference.

SECURITIES ACT RESTRICTIONS ON RESALE OF LAZARD DELAWARE COMMON STOCK

Upon effectiveness of the Domestication, the outstanding common stock of Lazard Delaware will have been registered under the Securities Act, and owners of the stock who are not affiliates of the Company may freely resell their stock under the Securities Act. Owners who are affiliates, however, will not be permitted to resell their stock unless an exemption from registration under the Securities Act, such as Rule 144 thereunder, is available. In general, Rule 144 will permit an affiliate to resell shares of stock received upon completion of the Domestication only if certain requirements are met. Among other things, the affiliate may not sell shares of any class (including any shares of that class otherwise acquired) in an amount that, during any three-month period, exceeds 1% of the outstanding shares of that class (or, solely in the case of the common stock, the average weekly trading volume of the stock on the New York Stock Exchange during the four calendar weeks preceding the filing of the notice referenced below, if greater). In addition, all such resales must be made in unsolicited brokers’ transactions, the Company must have filed all periodic reports it was required to file under the Exchange Act within the year preceding the resale and (depending on the amount being resold), the affiliate must have filed a notice of sale on Form 144 with the SEC. For this purpose, an “affiliate” of the Company is any person who directly or indirectly controls, is controlled by or is under common control with the Company.

ACCOUNTING TREATMENT OF THE DOMESTICATION

The consolidated business, capitalization, assets, liabilities and financial statements of Lazard Delaware immediately following the Domestication will be the same as those of Lazard Bermuda immediately prior to the Domestication. We do not currently expect there to be any material change in the carrying amount of the consolidated assets and liabilities of Lazard Bermuda as a result of Domestication.

LEGAL MATTERS

The validity of the common stock of Lazard Delaware into which the issued and outstanding common shares of Lazard Bermuda will be converted by operation of law in the Domestication has been passed upon for Lazard Delaware by Sullivan & Cromwell LLP.

EXPERTS

The financial statements of Lazard Ltd as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this Registration Statement, and the effectiveness of Lazard Ltd’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file current, annual and quarterly reports, proxy statements and other information required by the Exchange Act with the SEC. Our SEC filings are available to the public from the SEC’s internet site at https://www.sec.gov.

We maintain a public website at https://www.lazard.com. The information contained on or connected to our website and social media sites is not a part of this prospectus, and you should not rely on any such information.

We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus, and information that we file subsequently with the SEC and incorporate herein as set forth in the next sentence will automatically update and supersede this information. We incorporate by reference the documents listed below, and, until the Effective Time of the Domestication, any future documents that we file with the SEC (in each case, excluding any portions of such documents that are “furnished” but not “filed” for purposes of the Exchange Act) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. This prospectus is part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

1.	Lazard Ltd’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and filed on February 23, 2023.

2.	Lazard Ltd’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 and filed on May 2, 2023;

3.	Lazard Ltd’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023 and filed on July 31, 2023;

4.	Lazard Ltd’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023 and filed on October 27, 2023;

5.	Current Report on Form 8-K, dated February 2, 2023 and filed on February 2, 2023;

6.	Current Report on Form 8-K, dated March 13, 2023 and filed on March 16, 2023;

7.	Current Report on Form 8-K, dated April 27, 2023 and filed on May 2, 2023;

8.	Current Report on Form 8-K, dated May 25, 2023 and filed on May 26, 2023;

9.	Current Report on Form 8-K, dated May 31, 2023 and filed on June 6, 2023;

10.	Current Report on Form 8-K, dated August 23, 2023 and filed on August 25, 2023;

11.	Current Report on Form 8-K, dated September 14, 2023 and filed on September 14, 2023;

12.	Current Report on Form 8-K, dated June 29, 2023 and filed on October 10, 2023; and

13.	Definitive Proxy Statement on Schedule 14A for the Annual General Meeting of Shareholders on April 27, 2023 and filed on March 22, 2023.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference. You can request copies of such documents if you write to us at the following address: Investor Relations, Lazard Ltd, 30 Rockefeller Plaza, New York, New York 10112, or call us at (212) 632-6000. You may also obtain copies of any such documents by visiting our website at https://www.lazard.com. The information contained on or connected to our website is not a part of this prospectus, and you should not rely on any such information.

This prospectus, any accompanying prospectus supplement and information incorporated by reference herein and therein, contain summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us at the address or telephone number listed above.

We have not authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is current only as of the date on the front of this prospectus and the information we have incorporated by reference is accurate only as of the dates of the documents incorporated by reference.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

Appendix A

FORM OF NEW CERTIFICATE OF INCORPORATION

OF LAZARD, INC.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware (the “DGCL”), do hereby certify that this Certificate of Incorporation is to become effective as of             a.m. Eastern Time on             , 2024, and further certify as follows:

FIRST. The name of the corporation is Lazard, Inc. (the “Corporation”).

SECOND. The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. The Corporation, previously a Bermuda exempted company, is being domesticated as a Delaware corporation pursuant to Section 388 of the DGCL, and a Certificate of Domestication is being filed contemporaneously herewith. As provided in Section 388 of the DGCL, the existence of the Corporation shall be deemed to have commenced on October 24, 2004, the date on which the Corporation was originally incorporated as a Bermuda exempted company. Pursuant to Section 388 of the DGCL, the Corporation shall be deemed to be the same entity and the domestication shall constitute a continuation of the existence of the Corporation in the form of a Delaware corporation.

FOURTH.

(a)

The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 515,000,000, of which 500,000,000 shares of the par value of $0.01 per share shall be Common Stock (“Common Stock”) and 15,000,000 shares of the par value of $0.01 per share shall be Preferred Stock (“Preferred Stock”).

(b)	The holders of Common Stock, subject to the provisions of this Certificate of Incorporation and applicable law, are entitled to:

(1)	one vote per share of Common Stock;

(2)	share equally and ratably in such dividends or distributions (whether payable in cash or otherwise) as the Board of Directors (“the Board”) may from time to time declare on the Common Stock;

(3)

in the event of a winding-up or dissolution of the Corporation (whether voluntary or involuntary or for the purpose of an amalgamation, a reorganization, or otherwise) or upon any distribution of capital, share equally and ratably in the surplus assets of the Corporation, if any, remaining after the liquidation preference of any issued and outstanding shares ranking ahead of the Common Stock; and

(4)	generally to enjoy all of the rights attaching to shares of Common Stock.

(c)	Shares of Preferred Stock may be issued in one or more series from time to time by the Board, and the Board is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including without limitation the following:

(1)	the distinctive serial designation of such series which shall distinguish it from other series;

(2)	the number of shares constituting such series;

(3)

the dividend rate (or method of determining such rate) on the shares of such series, any conditions upon which such dividends shall be paid (such as the relative rights of priority, if any, of the payment of dividends on shares of such series) and the date or dates upon which such dividends shall be payable;

(4)

whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(5)

the amount or amounts which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;

(6)

the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

(7)

the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(8)

whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto;

(9)

the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any issued shares of the Corporation;

(10)	whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights; and

(11)	any other powers, preferences and rights and qualifications, limitations and restrictions not inconsistent with the DGCL.

(d)

Except as otherwise required by the DGCL or provided in the resolution or resolutions of the Board or a duly authorized committee thereof establishing the terms of a series of Preferred Stock, no holder of Common Stock, as such, shall be entitled to vote on any amendment or alteration of this Certificate of Incorporation that alters, amends or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the DGCL.

(e)

Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any class or series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of such class or series, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereafter enacted.

(f)

Unless otherwise provided in the resolution or resolutions of the Board or a duly authorized committee thereof establishing the terms of a series of Preferred Stock, no holder of any share of Preferred Stock shall be entitled as of right to vote on any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any other class or series of Preferred Stock or any alteration, amendment or repeal of any provision of any other series of Preferred Stock that does not adversely affect in any material respect the rights of the series of Preferred Stock held by such holder.

(g)

Upon the filing and effectiveness of this Certificate of Incorporation and the related Certificate of Domestication of the Corporation with the Secretary of State of the State of Delaware (the “Effective Time”), (i) Class A each common share, $0.01 par value, of the Corporation as a Bermuda exempted company issued and outstanding immediately prior to the Effective Time shall become and for all purposes be deemed to be one issued and outstanding, fully paid and non-assessable share of Common Stock of the Corporation as a Delaware corporation, without any action required on the part of the Corporation or the holders thereof. Any share certificate that, immediately prior to the Effective Time, represented Class A common shares of the Corporation as a Bermuda exempted company shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the same number of shares of Common Stock.

FIFTH. The name and mailing address of the Corporation’s incorporator is [NAME OF INCORPORATOR], 30 Rockefeller Plaza, New York, NY 10112. The powers of the incorporator are to terminate upon the Effective Time. The name and class of director (with such initial term as set forth below and Article EIGHTH) of the persons who are to serve as the initial directors of the Corporation are as follows:

Class III (Term Expiring April 2024)

Ann-Kristin Achleitner

Andrew M. Alper

Class II (Term Expiring April 2025)

Jane L. Mendillo

Richard D. Parsons

Class I (Term Expiring April 2026)

Kenneth M. Jacobs

Michelle Jarrard

Iris Knobloch

Peter R. Orszag

Each of the above named individuals maintains an address at the Corporation, 30 Rockefeller Plaza, New York, NY 10112.

SIXTH. The Board is expressly authorized to adopt, amend or repeal by-laws of the Corporation.

SEVENTH. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

EIGHTH. The number of directors of the Corporation shall be fixed from time to time pursuant to the by-laws of the Corporation. The directors of the Corporation shall be divided into three classes, as nearly equal in number as reasonably possible, as determined by the Board, with the initial term of office of the first class of such directors to expire at the first annual meeting of stockholders following the Effective Time, the initial term of office of the second class of such directors to expire at the second annual meeting of stockholders following the Effective Time and the initial term of office of the third class of such directors to expire at the third annual meeting of stockholders following the Effective Time, with each class of directors to hold office until their successors have been duly elected and qualified. At each annual meeting of stockholders beginning with the first annual meeting of stockholders following the effectiveness of this Certificate of Incorporation, directors elected to succeed the directors whose terms expire at such annual meeting shall be elected to hold office for a term to expire at the third succeeding annual general meeting of stockholders after their appointment and until their successors have been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain a number of directors in each class as nearly equal as reasonably possible, but no decrease in the number of directors may shorten the term of any incumbent director. No director may be removed except for cause. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director’s duty to the Corporation and such adjudication is no longer subject to direct appeal.

NINTH. Any action required or permitted to be taken by the holders of any class or series of stock of the Corporation, except in the case of the removal of an auditor or a director, which may not be taken by written consent or consents, may be taken by written consent or consents but only if such consent or consents are signed by all holders of the class or series of stock entitled to vote on such action.

TENTH.

(a)

A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended. This article TENTH includes any actions taken or omitted as a director or officer of the Corporation (whether taken or omitted prior to the Effective Time, in connection with the discontinuance of the Corporation in Bermuda or the continuance of the Corporation in the State of Delaware or otherwise).

(b)

To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification) through by-laws, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise.

(c)

Any amendment, modification or repeal of this Article TENTH shall only be prospective and shall not adversely affect any right or protection or increase the liability of any officer or director under this Article TENTH as in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

ELEVENTH. Clause (c) of Article FOURTH and Articles EIGHTH, TENTH and ELEVENTH may not be amended, modified or repealed except by the affirmative vote of the holders of not less than 66 2/3% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class.

IN WITNESS WHEREOF, I have signed this Certificate of Incorporation this                  day of                     , 2023.

[NAME OF INCORPORATOR]

Appendix B

FORM OF NEW BY-LAWS

OF LAZARD, INC.

(Effective     , 2024)

Article I

Stockholders

Section 1.1    Annual Meetings. An annual meeting of stockholders for the election of directors and the transaction of any other proper business shall be held by a number of stockholders, who constitute a quorum, (a) being assembled together at such date, time and place either within or without the State of Delaware as determined by Lazard, Inc. (the “Corporation”), (b) if so determined by the Board of Directors (the “Board”) of the Corporation, by means of audio, or audio and visual, communication by which all stockholders participating can reasonably be expected to be able to hear each other simultaneously throughout the meeting, or (c) a combination of the forms referred to in clauses (a) and (b) as determined by the Board.

Section 1.2    Special Meetings.

(a)    A special meeting of stockholders (i) may be called at any time by the Board and (ii) shall be called by the secretary of the Corporation (the “Secretary”) upon the receipt by the Secretary in accordance with an Acceptable Delivery Method of a written request (a “Special Meeting Request”) by one or more stockholders (the “Requesting Stockholder”) of record who own as of the date of the Secretary’s receipt of the Special Meeting Request, capital stock representing not less than one-tenth (the “Special Meeting Requisite Percentage”) of the outstanding shares of capital stock of the Corporation entitled to vote on the matter or matters to be brought before such proposed special meeting; provided that a special meeting of stockholders requested by a Requesting Stockholder (a “Stockholder Requested Special Meeting”) shall be called by the Secretary only if such Requesting Stockholder and its Special Meeting Request comply with the applicable provisions of this Article I, the Corporation’s Certificate of Incorporation (as amended or restated from time to time, the “Certificate of Incorporation”) and applicable law. Special meetings of stockholders shall be held by a number of stockholders, who constitute a quorum, (a) being assembled together at such date, time and place either within or without the State of Delaware as determined by the Corporation, (b) if so determined by the Board, by means of audio, or audio and visual, communication by which all stockholders participating can reasonably be expected to be able to hear each other simultaneously throughout the meeting, or (c) a combination of the forms referred to in clauses (a) and (b) as determined by the Board.

(b)    To be in proper form, a Special Meeting Request shall:

(i)    bear the signature and the date of signature of the Requesting Stockholder and set forth the name and address of such Requesting Stockholder as they appear in the Corporation’s books;

(ii)    set forth a brief description of the business desired to be brought by such Requesting Stockholder at such Stockholder Requested Special Meeting and the reasons for conducting such business at such Stockholder Requested Special Meeting;

(iii)    include the information required to be included in a stockholder’s notice pursuant to Section 1.12 (including the Representation and Agreement);

(iv)    include documentary evidence that such Requesting Stockholder own of record in the aggregate not less than the Special Meeting Requisite Percentage as of the date of such Special Meeting Request; and

(v)    include an agreement and acknowledgement signed by each Requesting Stockholder (A) to own the Special Meeting Requisite Percentage at all times between the date of the Secretary’s receipt of the Special Meeting Request, on the one hand, and the date of the Stockholder Requested Special Meeting, on the other hand, (B) to notify the Corporation immediately in the case of any reduction in the shares of capital stock of the Corporation owned by such Requesting Stockholder prior to the date of the Stockholder Requested Special Meeting, and (C) that the Special Meeting Request shall be deemed to be revoked (and any special meeting scheduled in response thereto may be canceled) if the capital stock of the Corporation owned by such Requesting Stockholder does not represent ownership of at least the Special Meeting Requisite Percentage at all times between the date of the Secretary’s receipt of the Special Meeting Request and the date of the Stockholder Requested Special Meeting.

(c)    Each applicable person (including the Requesting Stockholder) shall update the Special Meeting Request delivered and information previously provided to the Corporation pursuant to this Section 1.2 and under any Representation and Agreement, if necessary, so that the information provided or required to be provided in such Special Meeting Request shall continue to be true and correct (i) as of the record date for determining the stockholders entitled to notice of the Stockholder Requested Special Meeting and (ii) as of the date that is ten business days prior to the Stockholder Requested Special Meeting (or any adjournment or postponement thereof), and such update shall be received by the Secretary in accordance with an Acceptable Delivery Method not later than five business days after the record date for such Stockholder Requested Special Meeting (in the case of an update required to be made as of the record date) and not later than eight business days prior to the date of such Stockholder Requested Special Meeting (in the case of an update required to be made as of the date that is ten business days prior to such Stockholder Requested Special Meeting or any adjournment or postponement thereof).

(d)    The obligation of a Requesting Stockholder or other applicable person to provide information or an update pursuant to this Section 1.2 and under any Representation and Agreement, as applicable, shall not limit the Corporation’s rights with respect to any deficiencies in any Special Meeting Request or information provided by such person or enable or be deemed to permit such person to amend or update any proposal or to submit any new proposal, including by substituting or adding proposals.

(e)    Any Requesting Stockholder may revoke his, her or its Special Meeting Request at any time by revocation received by the Secretary in accordance with an Acceptable Delivery Method. If, following such revocation (including any revocation resulting from a reduction in the shares of capital stock of the Corporation owned by a Requesting Stockholder), there are outstanding unrevoked Special Meeting Requests from stockholders holding in the aggregate less than the Special Meeting Requisite Percentage, the Board may, in its discretion, cancel the Stockholder Requested Special Meeting. The first date on which Special Meeting Request(s) that (x) constitute not less than the Special Meeting Requisite Percentage and (y) satisfy the applicable requirements of this Article I, the Certificate of Incorporation and applicable law (or, in the case of any litigation related to the validity of the Special Meeting Request, is found to be valid upon final, non-appealable resolution of such litigation) shall have been received by the Secretary is referred to herein as the “Special Meeting Request Receipt Date”.

(f)    In determining whether a Stockholder Requested Special Meeting has been requested by the record holders of shares representing in the aggregate at least the Special Meeting Requisite Percentage, multiple Special Meeting Requests received by the Secretary will be considered together only if each such Special Meeting Request (i) identifies identical or substantially similar items to be acted on at the Stockholder Requested Special Meeting as determined in good faith by the Board and (ii) has been dated and received by the Secretary within 60 days of the earliest date of such Special Meeting Requests.

(g)    Notwithstanding the foregoing, the Corporation shall not be required to convene a Stockholder Requested Special Meeting if:

(i)    the Requesting Stockholder has not complied with the requirements for calling a special meeting set forth in this Article I, the Certificate of Incorporation or applicable law;

(ii)    the Special Meeting Request relates to an item of business that is not a proper subject for action by a stockholder under applicable law, rule or regulation;

(iii)    the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934 (together with the rules and regulations promulgated thereunder, in each case, as may be amended from time to time, the “Exchange Act”) or other applicable law;

(iv)    the Special Meeting Request Receipt Date is during the period commencing 90 days prior to the first anniversary of the date of the preceding annual meeting of stockholders and ending on the date of the next annual meeting of stockholders;

(v)    the Special Meeting Request relates to an item that is determined by the Board to be identical or substantially similar to an item that was presented at any meeting of stockholders held within 12 months prior to the Special Meeting Request Receipt Date (a “Similar Item”);

(vi)    a Similar Item is included in the Corporation’s notice as an item of business to be brought before a meeting of stockholders that has been called but not yet held; or

(vii)    two or more Stockholder Requested Special Meetings have been held within the twelve-month period prior to the Special Meeting Request Receipt Date.

(h)    Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting, which, in the case of a Stockholder Requested Special Meeting shall be limited to (i) the matter(s) stated in any valid Special Meeting Request received from a Requesting Stockholder and (ii) any additional matters that the Board determines to include in the Corporation’s notice of the Stockholder Requested Special Meeting. Notwithstanding anything to the contrary contained herein, stockholders may not nominate persons for election to the Board at any special meeting of stockholders.

Section 1.3    Notice of Meetings. Subject to Section 1.4, whenever stockholders are required or permitted to take any action at a meeting of stockholders, a notice of the meeting shall be given which shall state the date and time of the meeting, place of the meeting or the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting of stockholders, if such date is different from the record date for determining stockholders entitled to notice of the meeting of stockholders, and the purpose or purposes for which the meeting of stockholders is called. Unless otherwise provided by applicable law, the notice of any meeting of stockholders shall be given to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting of stockholders: (i) in the case of an annual meeting of stockholders, not less than 30 nor more than 60 days before the date of the meeting of stockholders; and (ii) in the case of a special meeting of stockholders, not less than ten nor more than 60 days before the date of the meeting of stockholders. Unless otherwise required by applicable law, the Certificate of Incorporation or these By-laws, notice may be given in writing directed to the stockholder’s mailing address or by electronic transmission to the stockholder’s email address as it appears on the Corporation’s records or by such other form of electronic transmission consented to by the stockholder in accordance with law, and shall be deemed given: (a) if mailed, when deposited in the U.S. mail, postage prepaid; (b) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address; or (c) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the Delaware General Corporation Law (the “DGCL”). A stockholder otherwise entitled to notice may waive such notice in accordance with Section 6.3.

Section 1.4    Adjournments and Postponements.

(a)    The chairperson of the Board (the “Chairperson”) or the presiding person of a meeting of stockholders at which quorum is present may, with the consent of the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy at such meeting (and shall, if so directed), adjourn such meeting of stockholders from time to time to reconvene at the same or some other place and/or by means of remote communication, and notice need not be given of any such adjourned meeting of stockholders if the time and place and/or means of remote communication for the meeting are announced at the meeting of stockholders at which the adjournment is taken or are provided in any other manner permitted by applicable law; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment the Board fixes a new record date for determining the stockholders entitled to vote at the adjourned meeting of stockholders, then a notice of the adjourned meeting shall be given to each stockholder of record as of the new record date for determining the stockholders entitled to notice of the adjourned meeting of stockholders under Section 1.3. Subject to, and in addition to any other power of adjournment conferred by, applicable law or the Certificate of Incorporation, the Chairperson or the presiding person of a meeting of stockholders may at any time without the consent of the stockholders at such meeting adjourn such meeting (whether or not it has commenced or a quorum is present) to another time and/or place (or indefinitely) if, in such Chairperson’s or presiding person’s opinion, it would facilitate the conduct of the business of such meeting to do so or if such Chairperson or presiding person is so directed (prior to or at such meeting) by the Board. No business may be transacted at an adjourned meeting of stockholders other than the business left unfinished at the original meeting of stockholders.

(b)    In no event shall any adjournment or postponement of a stockholder meeting (whether or not already publicly noticed) or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice pursuant to Section 1.12.

Section 1.5    Quorum. At each meeting of stockholders, except where otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, two or more stockholders having, collectively, a majority of the outstanding shares of capital stock of the Corporation having the right to attend and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. No business may be transacted at any meeting of stockholders or adjournment thereof if a quorum is not present. For purposes of the foregoing, where a separate vote by class or classes is required for any matter, two or more holders of, collectively, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter; provided that two or more classes or series of capital stock shall be considered a single class if the holders thereof are entitled to vote together as a single class on that matter at the meeting. When a quorum is once present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders or their proxies. If a quorum of the holders of any class of capital stock entitled to vote on a matter is not present within 30 minutes after the time appointed for the commencement of a meeting of stockholders (or such longer time as the Chairperson or presiding person of the meeting of stockholders determines to wait), (a) in the case of a Stockholder Requested Special Meeting, the meeting shall be dissolved, and (b) in the case of any other meeting of stockholders, the meeting shall be adjourned to the same day in the following week at the same time and place, or to such other date, time and place as the Board may, on its own motion and without the approval of the stockholders who are present in person or represented by proxy and entitled to vote, appoint.

Section 1.6    Conduct of Meetings; Organization.

(a)    The Board may adopt by resolution such rules and regulations for the conduct of each meeting of stockholders as it shall deem appropriate. If the Board determines that any requirement in these By-laws, the

Certificate of Incorporation or any other applicable legal requirement has not been satisfied (including compliance with any Questionnaire or Representation and Agreement required under these By-laws) as to any nomination or other business proposed to be brought before a meeting of stockholders, then the Board may elect to (i) waive such deficiency with respect to such proposed nomination or other business, (ii) notify the stockholder of, and provide the stockholder with an opportunity to cure, such deficiency, or (iii) decline to allow the proposed nomination or other business to be transacted at the meeting, even if the Corporation has received proxies or votes in respect of those matters (which proxies and votes shall also be disregarded).

(b)    Meetings of stockholders shall be presided over by the Chairperson, or if there is no such Chairperson, or if at any meeting the Chairperson is not present or is unwilling to act as the presiding person of such meeting, then the lead independent director (such person that may be designated as the lead independent director by the Board from time to time, the “lead independent director”), if any, shall act as the presiding person of such meeting. If there is no such Chairperson or lead independent director, or if at any meeting the Chairperson or lead independent director is not present or is unwilling to act as presiding person of such meeting, then the directors present shall appoint one of those directors who is willing to act as the presiding person of the meeting or, if only one director is present, he or she shall, if willing, act as the presiding person of such meeting. If none of the directors present is willing to act as the presiding person of such meeting, the director or directors present may appoint any officer who is present and willing to act as the presiding person of such meeting. In default of any such appointment, the stockholders present and entitled to vote at such meeting shall elect any officer who is present and willing to act as the presiding person of such meeting or, if no officer is present or if none of the officers present is willing to act as the presiding person of such meeting, one of their number to be the presiding person of such meeting.

(c)    The order of business at each such meeting shall be as determined by the presiding person of the meeting. Except to the extent inconsistent with any rules and regulations adopted by the Board with respect to the applicable meeting, the presiding person of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as, in the judgement of such person, are necessary or desirable for the proper conduct of the meeting, including, without limitation, (i) establishing procedures for the maintenance of order and safety, (ii) establishing limitations on the time allotted for questions or comments, (iii) establishing restrictions on entry to such meeting after the time prescribed for the commencement thereof, (iv) establishing limitations on attendance and participation at the meeting to stockholders of record, their duly authorized proxies and such other individuals as the presiding person of the meeting may determine, (v) establishing the opening and closing of the voting polls, for each item on which a vote is to be taken, (vi) determining and declaring that a matter, business or nomination was not properly brought before the meeting, (vii) removing any stockholder or any other individual who refuses to comply with meeting rules, regulations and procedures as set forth by the Board or the presiding person of the meeting, (viii) concluding the meeting or adjourning the meeting, whether or not a quorum is present, to a later date or time and to the same or some other place or by means of remote communication and (ix) restricting the use of audio/video recording devices and cell phones at the meeting.

(d)    Except as otherwise required by applicable law, the Certificate of Incorporation or these By-laws, the Board, the Chairperson or the person presiding at the applicable meeting of stockholders (regardless of whether the Board has previously made a determination with respect to a particular proposed nomination or other business pursuant to clause (a) of this Section 1.6) shall have the power to (i) determine whether any proposed nomination or other business to be brought before the meeting was properly brought in accordance with the requirements set forth in these By-laws (including in compliance with any Representation and Agreement required under these By-laws), the Certificate of Incorporation, or in compliance with any other applicable legal requirement, including Rule 14a-19 under the Exchange Act, and (ii) if any proposed nomination or other business was not properly brought, to declare that such proposed nomination or other business is defective. If the Board, the Chairperson or the person presiding at the applicable meeting of stockholders should so determine and declare, the defective nomination or other business shall be disregarded, even if the Corporation has received proxies or votes in respect of those matters (which proxies and votes shall also be disregarded).

(e)    Notwithstanding anything herein to the contrary, unless otherwise required by applicable law, if (i) all Requesting Stockholder(s), in the case of a Stockholder Requested Special Meeting, or (ii) any Proposing Stockholder fails to appear or send a Qualified Representative to present the matters such stockholder requested to be presented at the applicable meeting of stockholders, the Corporation need not present such matters for a vote at such meeting, even if the Corporation has received proxies or votes in respect of those matters (which proxies and votes shall also be disregarded).

Section 1.7    Inspectors. Prior to any meeting of stockholders, the Board by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Company in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the Chairperson or person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector (as set forth in the following sentence) with strict impartiality and according to the best of his or her ability. The inspectors shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each, (ii) determine the shares represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be fixed by the Chairperson or presiding person of the meeting and announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall conduct the examination in accordance with, and consider such information as is permitted by, applicable law.

Section 1.8    Voting; Proxies.

(a)    Unless otherwise required by applicable law or provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock of the Corporation held by such stockholder which has voting power upon the matter in question. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, every reference in these By-laws to a majority or other proportion of capital stock shall refer to such majority or other proportion of the votes of such stock.

(b)    Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in the manner authorized by Section 212 of the DGCL, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date before the vote pursuant to that proxy.

(c)    Any stockholder directly or indirectly soliciting proxies from other stockholders in respect of any proposal of business or nomination must use a proxy card color other than white, which shall be reserved for exclusive use by the Board.

(d)    Directors shall be elected by a plurality of the votes cast at a meeting of stockholders at which a quorum is present by holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

(e)    In all other matters, unless a different vote is required by applicable law, the Certificate of Incorporation, these By-laws or the rules or regulations of any stock exchange upon which any Corporation Securities are traded (in which case such different vote shall be the applicable vote on the matter), the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes, except as otherwise provided by applicable law, the Certificate of Incorporation or these By-laws.

Section 1.9    Fixing Date for Determination of Stockholders of Record.

(a)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be (i) in the case of an annual meeting of stockholders, not less than 30 nor more than 60 days before the date of the meeting of stockholders; and (ii) in the case of a special meeting of stockholders, not less than ten nor more than 60 days before the date of the meeting of stockholders. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto.

Section 1.10    List of Stockholders Entitled to Vote. The Secretary shall prepare and make available, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 1.10 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal executive offices of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders.

Section 1.11     Consent of Stockholders in Lieu of Meeting.

(a)    Any action required or permitted to be taken by the stockholders of the Corporation may be effected by a consent or consents in writing by the stockholders in accordance with, and subject to the limitations set forth in, the Certificate of Incorporation. Such consent or consents must be received by the Corporation in accordance with an Acceptable Delivery Method.

(b)    In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date (the “Consent Record Date”), which date shall not precede the date upon which the resolution fixing the Consent Record Date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the Consent Record Date is adopted by the Board. If no Consent Record Date has been fixed by the Board, the Consent Record Date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is received by the Corporation in accordance with an Acceptable Delivery Method. If no Consent Record Date has been fixed by the Board and prior action by the Board is required by applicable law, the Consent Record Date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 1.12    Notice of Stockholder Proposals and Nominations of Directors.

(a)    Nominations of persons for election to the Board or the proposal of other business to be brought to the stockholders at a meeting of stockholders may be made only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board or (iii) subject to Section 1.2(h), by any Proposing Stockholder who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.12 and at the time of the applicable meeting, who shall be entitled to vote at the meeting. Section 1.12(a)(iii) sets forth the exclusive means for a stockholder to nominate persons for election to the Board at a meeting of stockholders or to propose other business to be considered at any meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Exchange Act).

(b)    Any matter proposed to be brought by a stockholder must constitute a proper matter for stockholder action. For nominations or other business to be properly brought by a Proposing Stockholder before a meeting of stockholders pursuant to clause (iii) of Section 1.12(a), the Proposing Stockholder must timely deliver notice of such matters in proper written form to the Secretary and otherwise comply with the requirements under these By-laws (including this Section 1.12 and Section 1.2, as applicable). Prior to submitting a stockholder’s notice with respect to any nomination that a Proposing Stockholder proposes to be brought before a meeting of stockholders, the Proposing Stockholder shall request in writing from the Secretary the forms of the Questionnaire and the Representation and Agreement, and the Secretary shall provide such forms to the Proposing Stockholder within ten days after receiving such request.

(c)    For nominations or other business to be brought before a stockholder meeting by a Proposing Stockholder in a timely manner pursuant to clause (iii) of Section 1.12(a), a Proposing Stockholder’s notice must be received in a proper form and in accordance with an Acceptable Delivery Method (i) in the case of the annual meeting, not earlier than the 120th day, and not later than the 90th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 days earlier or delayed (other than as a result of adjournment) by more than 60 days later than such anniversary date, such stockholder’s notice must be received not earlier than the 120th day prior to such annual meeting and not later than the later of (1) the 90th day prior to such annual meeting and (2) the tenth day following the day on which public disclosure of the date of such annual meeting is first made by the Corporation; and (ii) in the case of any special meeting, not later than the seventh day following the day on which notice of such special meeting was given or the date that such special meeting is publicly announced, whichever occurs first.

(d)    To be in proper written form, a stockholder’s notice to the Secretary pursuant to clause (iii) of Section 1.12(a) shall set forth in writing:

(i)    all Stockholder Information;

(ii)    with respect to any nomination of persons for election to the Board to be brought before a stockholder meeting, all Nominee Information;

(iii)    with respect to any business to be brought before a stockholder meeting other than nominations, all Proposal Information; and

(iv)    such other information regarding each matter of business to be proposed, each proposed nominee, each Proposing Stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for such business or nomination, or is otherwise required pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.

(e)    Each applicable person (including the Proposing Stockholder and proposed nominee) shall update the notice delivered and information previously provided to the Corporation pursuant to this Section 1.12 and under any Questionnaire or Representation and Agreement, if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct (i) as of the record date for determining the stockholders entitled to notice of the meeting and (ii) as of the date that is ten business days prior to the meeting (or any adjournment or postponement thereof), and such update shall be received by the Secretary in accordance with an Acceptable Delivery Method not later than five business days after the record date for such meeting (in the case of an update required to be made as of the record date) and not later than eight business days prior to the date of such meeting (in the case of an update required to be made as of the date that is ten business days prior to such meeting or any adjournment or postponement thereof).

(f)    The obligation of a Proposing Stockholder, proposed nominee or other applicable person to provide information or an update pursuant to this Section 1.12 and under any Questionnaire or Representation and Agreement, as applicable, shall not limit the Corporation’s rights with respect to any deficiencies in any notice or information provided by such person, extend any applicable deadlines under this Section 1.12 or enable or be deemed to permit such person to amend or update any nomination or proposal, as applicable, or to submit any new nomination or proposal, including by substituting or adding nominees or proposals, as applicable. A Proposing Stockholder may not, after the last day on which a notice would be timely under this Section 1.12, cure in any way any defect preventing the submission of a proposal or nomination of a proposed nominee.

(g)    The Corporation may also, as a condition of any nomination being deemed properly brought by a stockholder before a meeting of stockholders pursuant to clause (iii) of Section 1.12(a), require the Proposing Stockholder, any proposed nominee and any other person on whose behalf the nomination is being made to furnish such other information (1) such person has agreed to furnish under the applicable stockholder’s notice, Questionnaire or Representation and Agreement delivered to the Corporation (including under any such person’s agreement to update information pursuant to any Representation and Agreement), and (2) that could (as determined by the Board or any committee thereof) be required by the Corporation to determine whether the proposed nominee would be (x) considered “independent” as a member of the Board under the Independence Standards or meet the requirements for membership on the Board or any committee thereof, or (y) material to a reasonable stockholder’s understanding of the qualifications and, fitness and/or independence, or lack thereof, of any proposed nominee.

(h)    Notwithstanding anything to the contrary in these By-laws, unless otherwise required by applicable law, if any stockholder (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, even if the Corporation has received proxies or votes in respect of such nomination (which proxies and votes shall also be disregarded). If a stockholder provides notice pursuant to Rule 14a-19(b) or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such stockholder, such stockholder must provide in writing to the Secretary, no later than seven business days prior to the applicable meeting of stockholders, a written certification (and upon request by the Corporation, reasonable evidence) that it has met the applicable requirements of Rule 14a-19 under the Exchange Act.

(i)    With respect to nominations or other business to be brought by a stockholder before a meeting of stockholders, a stockholder must also comply with all applicable requirements the Certificate of Incorporation and all other applicable laws, rules and regulations, including under the Exchange Act.

(j)    Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business (other than the nominations of persons for election to the Board) by a stockholder pursuant to this Section 1.12 shall be deemed satisfied if such stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 under the Exchange Act.

Article II

Board of Directors

Section 2.1    Powers; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as may be otherwise provided by law or in the Certificate of Incorporation or these By-laws. Unless otherwise prohibited by law, the Certificate of Incorporation or these By-laws, the Board may delegate any of its powers, authority or duties (including any discretionary authority granted to the Board under these By-laws) to a committee of the Board or to any officer or agent of the Corporation and upon such terms as it deems appropriate. No alteration of these By-laws shall invalidate any prior act of the Board which would have been valid if that alteration had not been made.

Section 2.2    Number of Directors. The Board shall consist of one or more members, each of whom shall be a natural person, the number thereof to be determined from time to time by the Board. For the avoidance of doubt, no decrease in the number of authorized directors constituting the whole Board shall shorten the term of any incumbent director.

Section 2.3    Insufficient Number of Directors. So long as at least two directors remain in office, the continuing directors may act notwithstanding any vacancy in the Board, but, if less than two directors remain in office, the sole continuing director may act only for the purposes of calling a meeting of stockholders for such purposes such director thinks fit and of nominating a person or persons for appointment to the Board.

Section 2.4    Election and Term of Office. The directors shall be classified, with respect to the time for which each director holds office, into three classes, as equal in number as possible, the term of office of those of the first class to expire at the first annual meeting of stockholders held after such classification becomes effective, of the second class 1 year thereafter, of the third class 2 years thereafter, with each class to hold office until its successors are duly appointed. At each annual meeting of stockholders, directors appointed to succeed those directors whose terms then expire shall be appointed for a term of office to expire at the third succeeding annual meeting of stockholders after their appointment, with each director to hold office until such person’s successor shall have been duly appointed. A director upon being appointed (but not upon being re-appointed) must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Secretary within 30 days of their appointment.

Section 2.5    Resignation. Any director may resign at any time by giving notice in writing to the Board or the Secretary. Such resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events, in which case the resignation shall be effective at such later date or upon the happening of such event or events, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective.

Section 2.6    Removal. Any director or the entire Board may be removed, with cause, at a special meeting of stockholders convened and held in accordance with these By-laws by the holders of a majority of the shares of capital stock of the Corporation then entitled to vote at an election of directors; provided that notice of any such meeting convened for the purpose of removing any director(s) shall contain a statement to that effect and be given to such director(s) not less than 14 days before the meeting, and at such meeting such director(s) shall be entitled to be heard on the motion for his or her removal.

Section 2.7    Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason, whether because of death, resignation, disqualification or any other reason, may only be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. A director elected to fill a newly created directorship or a vacancy shall hold office for a term of office equal to the remainder of the full term of the class of directors for which such director shall have been chosen, and until his or her successor has been elected and qualified or until his or her earlier death, resignation, disqualification or removal. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors pursuant to the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by the sole remaining director so elected.

Section 2.8    Regular Meetings. Regular meetings of the Board may be held (with notice given in accordance with Section 2.10) at such date, time and place (a) either within or without the State of Delaware, and/or (b) by means of remote communication.

Section 2.9    Special Meetings. Special meetings of the Board may be called (with notice given in accordance with Section 2.10) by a director, or by the Secretary at the request of (i) the Chairperson or (ii) a majority of the directors then in office, and shall be held at such place (a) either within or without the State of Delaware, and/or (b) by means of remote communication, on such date, and at such time as the Chairperson or the director(s) calling the meeting shall fix.

Section 2.10    Notice and Place of Meetings. Meetings of the Board may be held at the principal office of the Corporation, or at any other place as is stated in the notice of such meeting, or by means of remote communication. Notice of any special meeting, and except as the Board may otherwise determine by resolution, notice of any regular meeting, will be given in any of the following forms (and will be deemed to be duly given to a director as of the time set forth as follows): (a) in the case of oral communication, at the time of notification, (b) in the case of personal delivery, at the time of handing the notice to the director or delivery of the notice to the address of the director, (c) in the case of mailing, three business days after it is deposited in the U.S. mail, postage prepaid, (d) in the case of facsimile transmission, when the Corporation receives a transmission report by the sending machine which indicates that the facsimile was sent in its entirety to the facsimile telephone number given by the director, or (e) in the case of electronic means, at the time of transmission. A director may waive notice of any meeting either prospectively or retroactively or at the meeting in question. An irregularity in the giving of notice of meeting is waived if each of the directors either attends the meeting without protest as to the irregularity or agrees (whether before, during or after the meeting) to the waiver. Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board at which a quorum is present, whether or not the business or proposed action is stated in the notice of that meeting, unless special notice of such business or proposed action is required by statute.

Section 2.11    Participation in Meetings by Electronic Means Permitted. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone, electronic or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.11 shall constitute presence in person at such meeting.

Section 2.12    Quorum; Vote Required for Action. Subject to Section 2.3 and Section 2.14, at all meetings of the Board a majority of the entire Board shall constitute a quorum for the transaction of business. Directors are not entitled to appoint alternate directors, and no business may be transacted at a meeting of the Board if a quorum is not present. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may, by majority vote, adjourn the meeting from time to time until a quorum shall be present. Notice of the time and place of an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting adjourned. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless applicable law, the Certificate of Incorporation or these By-laws shall require a vote of a greater number.

Section 2.13    Organization. Meetings of the Board shall be presided over by the Chairperson, other than executive sessions of the non-management members of the Board. If there is no such Chairperson, if the meeting is an executive session of the non-management members of the Board or if at any meeting the Chairperson is not present or is unwilling to act as presiding person of such meeting, then the lead independent director, if any, shall act as the presiding person of such meeting. If there is no such Chairperson or lead independent director, or if at any meeting the Chairperson or lead independent director is not present or is unwilling to act as the presiding person of such meeting, then the directors present may choose one of their number to be the presiding person of such meeting. The Secretary shall act as secretary of the meeting, or in the absence of the Secretary, the presiding person of the meeting may appoint any person to act as secretary of the meeting.

Section 2.14    Action by Directors Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Such a resolution may be contained in one document or in several documents (including facsimile or other similar means of communication) in like form each signed or approved by one or more of the directors.

Section 2.15    Compensation and Expenses of Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board shall have the authority to fix the compensation of directors and each director (other than a director who is also an employee of a Group Company) shall be entitled to receive such fees for services as a director, if any, as the Board from time to time may determine. Directors who are also employees of a Group Company will not be paid any such fees by the Corporation in addition to their remuneration as an employee. Directors are entitled to be paid for traveling, accommodation and other expenses properly incurred by them in attending meetings of the Board, or any committee of the Board, or meetings of stockholders, or in connection with the business of the Corporation.

Article III

Committees

Section 3.1    Committees. The Board may designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board or in these By-laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by law to be submitted to stockholders for approval, or (b) adopting, amending or repealing these By-laws.

Section 3.2    Executive Committee; Audit Committee; Compensation Committee; Nominating and Governance Committee. Without limiting the foregoing, the Board (a) may designate an Executive Committee (which shall consist of two or more directors) to exercise, subject to applicable law, all of the powers of the Board between meetings of the Board and (ii) shall designate an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, with each such committee to consist solely of directors and to have such powers, authorities and discretions as the Board shall delegate to them.

Section 3.3    Committee Rules. Unless the Board or these By-laws otherwise provide, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in these By-laws or the rules of such committee to the contrary, (a) a majority of the directors then serving on such committee shall constitute a quorum for the transaction of business, (b) the vote of a majority of the members present at a meeting at which a quorum is present at the time of such vote or the unanimous written consent of all members thereof shall be the act of such committee and (c) in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II.

Article IV

Officers

Section 4.1    Chairperson and Deputy Chairperson. The Corporation shall have a Chairperson and a deputy chairperson, as the Board may from time to time determine, who shall be directors and shall be elected by the Board, provided that the role of deputy chairperson shall not constitute an executive office of the Corporation. A person appointed to any such office shall vacate that office if that person ceases to be a director.

Section 4.2    Officers; Election. From time to time, the Board shall elect a Secretary. The Board may also elect, as the Board may from time to time determine, a president, Chief Executive Officer, one or more vice presidents (“Vice Presidents”), one or more assistant secretaries (“Assistant Secretaries”), a treasurer (“Treasurer”) or one or more assistant treasurers (“Assistant Treasurers”) or such other officers of the Corporation as the Board may deem desirable and may give any of them such further designations or alternate titles as it considers desirable. Any person appointed to office pursuant to this Section 4.2 may but need not be a director of the Corporation and any number of offices of the Corporation may be held by the same person unless the Certificate of Incorporation or these By-laws provide otherwise.

Section 4.3    Term of Office; Resignation; Removal; Vacancies. Any person elected or appointed pursuant to this Article IV shall hold office for such period and on such terms as the Board may determine, and the Board may revoke or vary any such appointment at any time for any reason, with or without cause. Any such revocation or variation shall be without prejudice to any claim for damages that such officer may have against the Corporation or the Corporation may have against such officer for any breach of any contract of service between such officer and the Corporation which may be involved in such revocation or variation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board at any regular or special meeting.

Section 4.4    Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these By-laws or in a resolution of the Board which is not inconsistent with these By-laws and, to the extent not so stated, as may be determined from time to time by the Board, subject to the control of the Board. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board and any committees in a book to be kept for that purpose. Unless otherwise required by applicable law, all contracts or other agreements, understandings, arrangements or instruments of the Corporation shall be executed on behalf of the Corporation by the Chief Executive Officer or any Vice President, such other employee of the Corporation authorized in writing by the Chief Executive Officer or any Vice President, with such limitations or restrictions as may be authorized by the Board. In case any officer is absent, or for any other reason that the Board may deem necessary or desirable, the Chief Executive Officer or the Board may delegate for the time being the powers or duties of such officer to any other officer or to any director. The Board may require any employee of the Corporation (including, without limitation, any officer of the Corporation) or any agent of the Corporation to give security for the faithful performance of his or her duties.

Article V

Stock

Section 5.1    Stock Certificates and Uncertificated Shares. The shares of capital stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution or resolutions by the Board, every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation (it being understood that each of the Chairperson, the Chief Executive Officer, any Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer shall be an authorized officer for such purpose), representing the number of shares of capital stock of the Corporation registered in certificate form owned by such holder. The signatures of the officers upon a certificate may be by electronic signature as permitted under the DGCL. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation may not issue stock certificates in bearer form. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 5.2    Transfers of Shares. Shares represented by certificates of the Corporation shall be transferable on the record of stockholders upon presentation to the Corporation or a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require. If the Corporation refuses to register a transfer of any shares in accordance with this Section 5.2, it shall, within three months after the date on which the subject certificates were presented to the Corporation or a transfer agent, send to the would-be transferor and transferee notice of such refusal.

Section 5.3    Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation shall issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and may issue a new certificate of stock to replace any certificate that is worn out or defaced, upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate or receipt by the Corporation of satisfactory proof of the allegedly worn out or defaced certificate, as applicable, and the Corporation may require the owner of such lost, stolen or destroyed or worn out or defaced certificate, or such owner’s legal representative, to pay reasonable expenses of the Corporation and/or give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction or wearing out or defacement of any such certificate or the issuance of such new certificate or uncertificated shares.

Article VI

Miscellaneous

Section 6.1    Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

Section 6.2    Seal. The Board may adopt a corporate seal; alter such seal at pleasure, and authorize it to be used by causing it or a reproduction of such seal to be affixed or impressed or reproduced in any other manner.

Section 6.3    Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by applicable law or under any provision of the Certificate of Incorporation or these By-laws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-laws.

Section 6.4    Indemnification of Directors and Officers.

(a)    Except as provided in this Section 6.4, the Corporation shall indemnify and hold harmless to the fullest extent permitted by law any person made or threatened to be made a party or otherwise involved in any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (a “Proceeding”) by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation at any corporation, limited liability company, public limited company, partnership, joint venture, trust, employee benefit plan, fund or other enterprise as a director, officer, employee or agent thereof (each, an “Indemnitee”) against all Expenses, judgments, fines, penalties, amounts paid in settlement, liabilities and other losses, in each case, that such Indemnitee shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of his or her duty, or supposed duty, or in his or her office, and no such Indemnitee shall be answerable for the acts, receipts, neglects or defaults of another director or officer of the Corporation or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Corporation shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Corporation shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in or arising out of the actual or purported execution or discharge of his or her office or trust, or in relation thereto, to the fullest extent permitted by law and this indemnity shall continue in force, despite any subsequent revocation or amendment to this Section 6.4, in relation to any matter occurring, or any Proceeding that accrues or arises prior to the date of such revocation or amendment.

(b)    The right to indemnification conferred by this Section 6.4 shall be a contract right and, in the case of directors and officers of the Corporation (in their capacity as such), shall and, in other cases, may, if approved by the Chief Executive Officer, General Counsel or the Board, include the right to be paid by the Corporation Expenses incurred in defending any Proceeding in advance of its final disposition. An advancement of expenses incurred by a party entitled to indemnification shall be conditioned upon receipt by the Corporation of (i) a written request therefor and (ii) a written undertaking of such Indemnitee to repay such Expenses if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation or, where indemnification is granted, to the extent the Expenses so advanced or reimbursed exceed the amount to which such Indemnitee is entitled. To the extent that any person is entitled to claim an indemnity pursuant to this Section 6.4 in respect of an amount paid or discharged by such person, the relevant indemnity shall take effect as an obligation of the Corporation to reimburse the person making such payment (including advance payments of fees or other costs) or effecting such discharge.

(c)    No claim for indemnification shall be paid by the Corporation unless the Corporation has determined that such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that an Indemnitee did not act in good faith and in a manner which such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that such Indemnitee’s conduct was unlawful. Unless ordered by a court of competent jurisdiction, such determinations shall be made by (i) a majority vote of the directors who are not parties to the Proceeding for which indemnification is sought, even though less than a quorum, (ii) by a committee of such directors designated by a majority vote of directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by a majority vote of the stockholders. If it is so determined that an Indemnitee is entitled to indemnification, payment to such Indemnitee shall be made promptly after such determination. An Indemnitee shall submit to the Corporation such documentation and information as is reasonably available to such Indemnitee and is reasonably necessary to determine whether and to what extent such Indemnitee is entitled to indemnification pursuant to this Section 6.4. Notwithstanding the foregoing, to the extent that an Indemnitee has been successful on the merits or otherwise in defense of any Proceeding, or any claim, issue or matter therein, such Indemnitee shall be indemnified against Expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnitee in connection therewith, without the necessity of authorization in the specific case.

(d)    If a claim for indemnification or advancement of Expenses under this Section 6.4 is not paid in full within 90 days after receipt by the Corporation of the written request therefor (and, if later, delivery of an undertaking in accordance with Section 6.4(b)), an Indemnitee shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of Expenses. The Corporation shall indemnify such Indemnitee against any and all Expenses that are incurred by such Indemnitee in connection with any action for indemnification or advancement of Expenses from the Corporation under this Section 6.4(d), to the extent such Indemnitee is successful in such action, and to the extent not prohibited by applicable law. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that such Indemnitee is not entitled to the requested indemnification or advancement of Expenses.

(e)    An Indemnitee shall promptly notify the Corporation in writing upon the sooner of (i) becoming aware of a Proceeding where indemnification or the advance payment or reimbursement of Expenses may be sought or (ii) being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification or the advance payment or reimbursement of Expenses covered hereunder. No claim for indemnification or the advance payment or reimbursement of Expenses shall be made by an Indemnitee or paid by the Corporation unless such Indemnitee gives notice to the Corporation in writing of such claim for indemnification within 1 year after such Indemnitee received notice of the claim, action, suit or proceeding.

(f)    As a condition to indemnification or the advance payment or reimbursement of Expenses, any demand for payment by an Indemnitee hereunder shall be in writing and shall provide reasonable accounting for the Expenses to be paid by the Corporation.

(g)    All rights conferred to an Indemnitee in this Section 6.4, as to indemnification, advancement of Expenses and otherwise, shall not be exclusive of any other rights to which such Indemnitee seeking indemnification or advancement of Expenses may be entitled or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or the Board or otherwise. No amendment of the Certificate of Incorporation or these By-laws shall impair or otherwise adversely affect any rights of indemnification, advancement of Expenses or other rights of any Indemnitee conferred to such Indemnitee in the Certificate of Incorporation or these By-laws arising at any time with respect to events or omissions occurring prior to such amendment.

(h)    The Board shall have the power to purchase insurance to protect itself, the Corporation and any current or former director, officer or employee of the Corporation, or of any Group Company or in which the Corporation or Group Company has any direct or indirect interest, including (without limitation) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported performance of their duties or powers or offices in relation to the Company or such other company.

(i)    For the purposes of this Section 6.4, (i) the term “Corporation” shall include Lazard Ltd as incorporated under Bermuda law prior to the continuance of its existence as Lazard, Inc. under Delaware law, any predecessor of the Corporation, and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; (ii) “at the request of the Corporation” shall include service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation; (iii) the term “Expenses” shall include all fees, costs and expenses, including without limitation, attorney’s fees, retainers, court costs, transcript costs, fees and expenses of experts, including accountants and other advisors, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, ERISA excise taxes or penalties assessed on an Indemnitee with respect to an employee benefit plan, Federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Section 6.4, penalties and all other disbursements or expenses of the types customarily incurred in connection with defending, preparing to defend, or investigating an actual or threatened Proceeding; (iv) the term “director” shall include, without limitation, a former director of the Corporation, a member of a committee of the Board, and any person acting as a director or member of a committee in the reasonable belief that such person has been so appointed or elected, notwithstanding any defect in such appointment or election, and where the context so admits, references to a director include the estate and personal representatives of a deceased director or any such other person and (v) the term “officer” shall include a former officer of the Corporation and any person acting as an officer in the reasonable belief that such person has been so appointed or elected, notwithstanding any defect in such appointment or election, and where the context so admits, references to an officer include the estate and personal representatives of a deceased officer or any such other person.

(j)    In case any provision in this Section 6.4 shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of Expenses to its current and former directors and officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

Section 6.5    Interested Directors; Quorum. No contract or other agreement, understanding, arrangement, instrument or transaction between the Corporation and one or more of its directors or officers, or between the

Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or other agreement, understandings arrangement, instrument or transaction, or solely because such director’s or officer’s votes are counted for such purpose, if:

(a)    the material facts as to the director’s or officer’s relationship or interest and as to the contract or other agreement, understanding, arrangement or instrument, transaction are disclosed or are known to the Board or the committee thereof, and the Board or committee thereof in good faith authorizes the contract or other agreement, understanding, arrangement, instrument or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

(b)    the material facts as to the director’s or officer’s relationship or interest and as to the contract or other agreement, understanding, arrangement, instrument or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or other agreement, understanding, arrangement, instrument or transaction is specifically approved in good faith by vote of the stockholders; or

(c)    the contract or other agreement, understanding, arrangement, instrument or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or other agreement, understanding, arrangement, instrument or transaction.

Section 6.6    Amendment of By-laws.

(a)    By the Stockholders. Subject to applicable law and the Certificate of Incorporation, these By-laws may be altered, amended or repealed, or new By-laws enacted, (i) at any special meeting of the stockholders if duly called for that purpose (provided that in the notice of such special meeting, notice of such purpose shall be given), (ii) at any annual meeting or (iii) by written consent of the stockholders, in the case of clauses (i) and (ii), by the affirmative vote of a majority of the voting power of all the then outstanding capital stock of the Corporation, voting together as a single class, and in the case of clause (iii), pursuant to Section 1.11; provided that a revocation, alteration or amendment of Section 1.2, Section 1.12, Article II, Article III, Section 6.4 or this Section 6.6 will not be effective unless approved at any meeting of stockholders by the affirmative vote of at least 66 2/3% of the voting power of all the then outstanding capital stock of the Corporation entitled to vote thereon, voting together as a single class.

(b)    By the Board. Subject to applicable law and the Certificate of Incorporation, these By-laws may be altered, amended or repealed, or new By-laws enacted, by the Board at any meeting or by written consent of the Board.

Section 6.7    Electronic Signatures. Unless otherwise required by law, whenever the Certificate of Incorporation or these By-laws require or permit a signature, such signature may be a manual, facsimile, conformed or electronic signature.

Article VII

Emergency By-law.

Section 7.1    Notwithstanding anything to the contrary in the Certificate of Incorporation or these By-laws, in the event there is any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL (or any successor section), including, but not limited to, an epidemic or pandemic, or a declaration of a national emergency by the United States government, or other similar emergency condition (each, an “emergency”), this Article VII shall apply.

(a)    Any director or executive officer of the Corporation may call a meeting of the Board by any feasible means and with such advance notice as circumstances permit in the judgment of the person calling the meeting. Neither the business to be transacted nor the purpose of any such meeting need be specified in the notice thereof.

(b)    One-third of the directors shall constitute a quorum, which may in all cases act by majority vote. If during an emergency the directors present at a meeting are fewer than the number required for a quorum as described in this clause (b), the officers of the Corporation or other persons present who have been designated on a list approved by the Board before the emergency, all in such order of priority and subject to such conditions and for such period of time (to be not longer than reasonably necessary after the termination of the emergency) as may be provided in the resolution approving such list, or in the absence of such a resolution, the officers of the Corporation who are present, in order of rank and within the same rank in order of seniority, shall to the extent required to provide a quorum be deemed directors for such meeting.

(c)    Directors may take action to appoint one or more of the directors to membership on any standing or temporary committees of the Board as they deem advisable.

(d)    During an emergency, the Board may:

(i)    take any action that it determines to be practical and necessary to address the circumstances of such emergency condition with respect to a meeting of the stockholders of the Corporation notwithstanding anything to the contrary in the DGCL, the Certificate of Incorporation or these By-laws, including, but not limited to, (1) postponing any such stockholder meeting to a later time or date, or making a change to the place of the meeting (including a change to hold the meeting solely by means of remote communication), and (2) notifying stockholders of any such postponement or change of place of such meeting solely by a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14, or 15(d) of the Exchange Act; and

(ii)    for any dividend that has been declared but which record date has not occurred, change the record date or payment date or both to a later date or dates; provided that the payment date as so changed may not be more than 60 days after the record date as so changed. Notice of the change must be given to stockholders as promptly as practicable and may be given solely by a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(e)    To the extent that it considers it practical to do so, the Board shall manage the business of the Corporation during an emergency in a manner that is consistent with the Certificate of Incorporation and By-laws. It is recognized, however, that in an emergency it may not always be practical to act in this manner and this Article VII is intended to and does hereby empower the Board with the maximum authority possible under the DGCL, and all other applicable law, to conduct the interim management of the affairs of the Corporation in an emergency in what it considers to be in the best interests of the Corporation.

(f)    No director, officer or employee acting in accordance with this Article VII or any successor section) shall be liable except for willful misconduct.

(g)    This Article VII shall continue to apply until the termination of the emergency (to be determined by the Board in its sole discretion).

(h)    The provisions of this Article VII shall be subject to repeal or change by further action of the Board or by action of the stockholders, but no such repeal or change shall modify the provisions of Section 7.1(f) with regard to action taken prior to the time of such repeal or change.

Article VIII

Definitions

As used in these By-laws, the following terms have the meanings specified in this Article VIII.

“Acceptable Delivery Method” means delivery in writing to the Secretary by registered mail addressed to the Secretary at the principal executive offices of the Corporation, return receipt requested.

“affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

“associate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

“beneficially owned” (and its correlative terms) has the meaning provided in Rules 13d-3 and 13d-5 under the Exchange Act.

“Competitor” means any entity that provides financial advisory, asset management or other products or services that compete with or are alternatives to the services provided by the Corporation or any affiliate thereof.

“Corporation Securities” means any capital stock or other securities of the Corporation or any affiliate thereof.

“Derivative Instrument” means any derivative instruments, profit interests, options, warrants, convertible securities, stock appreciation or other rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any Corporation Securities or the voting rights thereof or with a value derived in whole or in part from the value of any Corporation Securities or any other contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any Corporation Securities, in each case, whether or not such instrument, contract or right shall be subject to settlement in the underlying Corporation Security.

“Group Company” means the Corporation, any holding company of the Corporation and any subsidiary of the Corporation or of any such holding company.

“Independence Standards” means any independence standards set forth in the rules and listing standards of the primary stock exchange upon which any Corporation Securities are traded, any applicable rules of the SEC, and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on the audit committee, compensation committee or any other committee of the Board.

“Nominee Information” means, as to each person whom the Proposing Stockholder proposes to nominate for election or reelection to the Board:

(a)    the name, age, business address and residence address of such proposed nominee;

(b)    the principal occupation or employment of such proposed nominee;

(c)    the completed Questionnaire and the Representation and Agreement in the forms provided by the Corporation pursuant to Section 1.12(b) with respect to the proposed nominee;

(d)    (1) the class and series and number of Corporation Securities which are, directly or indirectly, owned beneficially or of record by such proposed nominee, (2) the nominee holder for, and number of, any shares owned beneficially but not of record by such proposed nominee, (3) the dates such Corporation Securities were acquired, (4) the investment intent of such acquisition, (5) evidence of such beneficial or record ownership, and (6) any Derivative Instruments or Short Interests owned, held or entered into by such proposed nominee;

(e)    whether such proposed nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K adopted by the SEC (or the corresponding provisions of any successor regulation) and the relevant listing standards of any exchange where the Corporation’s equity securities are listed;

(f)    a description of all direct and indirect compensation, payment, reimbursement, indemnification and other monetary agreements, arrangements and understandings during the past three years, and any other relationships, between or among such proposed nominee, the Proposing Stockholder, any Stockholder Associated Person and any other person or persons (including their names) in connection with such proposed nominee’s nomination or service or action as a director, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the Proposing Stockholder and any Stockholder Associated Person were the “registrant” for purposes of such rule and such proposed nominee was a director or executive officer of such registrant;

(g)    details of any relationship between such proposed nominee and any person that would require disclosure on Schedule 13D as if such proposed nominee was required to file a Schedule 13D with respect to the Corporation; and

(h)    details of any position where such proposed nominee has served as an officer or director of any Competitor within the three years preceding the submission of the stockholder notice.

“person” means any individual, firm, partnership, limited liability company, trust, association, group, corporation (including not-for-profit) or other entity.

“Proposal Information” means as to any business (other than nomination of persons for election to the Board) the Proposing Stockholder proposes to bring before a meeting of stockholders pursuant to Section 1.2 or Section 1.12:

(a)    a brief description of the business desired to be brought before the meeting of stockholders;

(b)    the text of the proposal or business (including the complete text of any resolutions proposed to be presented for consideration and, in the event that such business includes a proposal to amend any incorporation document, including, but not limited to, the Certificate of Incorporation or these By-laws, the language of the proposed amendment);

(c)    the reasons for conducting such business at the meeting of stockholders (including the text of any reasons for the proposed business that will be disclosed in any proxy statement or supplement thereto to be filed with the SEC); and

(d)    a complete and accurate description of any material interest in such business of the Proposing Stockholder and any Stockholder Associated Persons, individually or in the aggregate, including any anticipated benefit to the Proposing Stockholder and any Stockholder Associated Persons therefrom.

“public disclosure” shall be deemed to include a disclosure made in a press release reported by a national news service, in a document filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act or in a notice pursuant to the applicable rules of an exchange on which the securities of the Corporation are listed.

“Proposing Stockholder” means any stockholder proposing nominations or other business to be brought before a meeting of stockholders pursuant to Section 1.2 or Section 1.12.

“Qualified Representative” of a stockholder means a person who is a duly authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to the Secretary to act for such stockholder as proxy at a specified meeting of stockholders. The Qualified Representative must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

“Questionnaire” means, as to each person whom a Proposing Stockholder proposes to nominate for election or reelection to the Board, a director’s and officers’ questionnaire in the form provided by the Corporation pursuant to Section 1.12(b) and signed by such proposed nominee.

“Representation and Agreement” means, in connection with any nomination or other business proposed by a Proposing Stockholder to be brought before a meeting of stockholders, written representations and agreements in the form provided by the Corporation pursuant to Section 1.12(b), and signed by, as applicable, the Proposing Stockholder, each proposed nominee and any other person by whom or on whose behalf the nomination or other proposal is being made that:

(a)    each of the applicable persons (including the Proposing Stockholder and any proposed nominee) will update and supplement the information described in Section 1.2 or Section 1.12, as applicable, from time to time to the extent necessary so that such information shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the applicable meeting and (y) as of the date that is the tenth business day prior to such meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary in accordance with an Acceptable Delivery Method not later than the fifth business day following the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be disclosed as of the record date) and not later than the eighth business day prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of the tenth business day prior to the meeting or adjournment or postponement thereof);

(b)    each of the applicable persons (including the Proposing Stockholder and any proposed nominee) will provide to the Corporation such other information and certifications as it may reasonably request, including any information required or requested by the Corporation’s subsidiaries, or required, requested or expected by regulators;

(c)    each of the applicable persons (including the Proposing Stockholder and any proposed nominee) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(d)    each of the applicable persons (including the Proposing Stockholder and any proposed nominee) agrees to comply with all applicable law, rules and regulations in connection with the nomination, solicitation and election, as applicable (including Rule 14a-19 under the Exchange Act);

(e)    the proposed nominee will comply with the Corporation’s processes for evaluating any person being considered for nomination to the Board, including, at the reasonable request of the Nominating and Governance Committee of the Board, meet with the Nominating and Governance Committee to discuss matters relating to the nomination of such proposed nominee to the Board, including the information provided by such proposed nominee to the Corporation in connection with such person’s nomination and such proposed nominee’s eligibility to serve as a member of the Board;

(f)    the proposed nominee consents to the running of a background check in accordance with the Corporation’s policy for prospective directors and will provide any information requested by the Corporation that is necessary to run such background check;

(g)    the proposed nominee, if elected to serve as a member of the Board, (1) agrees to comply with applicable state and federal law (including applicable fiduciary duties under state law), the rules of any stock exchange on which any Corporation Securities are traded, and all of the Corporation’s corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines applicable generally to the Corporation’s directors and (2) would be in compliance with any such policies and guidelines that have been publicly disclosed;

(h)    the proposed nominee is not and will not become a party to (i) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (ii) any agreement, arrangement or understanding with any person or entity as to how the proposed nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation or (iii) any Voting Commitment that could reasonably be expected to limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Corporation, with fiduciary duties under applicable law;

(i)    the proposed nominee (1) intends to serve the full term for which he or she is standing for election if nominated by the Board and elected by the stockholders, and (2) consents to being named in any proxy statement, associated proxy card or other proxy materials; and

(j)    the proposed nominee’s candidacy or, if elected, membership on the Board, would not violate applicable state or federal law or the rules of any stock exchange upon which any Corporation Securities are traded.

“Requesting Stockholder” means any stockholder of record that makes a Special Meeting Request.

“Short Interest” shall mean any agreement, arrangement, understanding or relationship (including any repurchase or so called “stock borrowing” agreement or arrangement) the effect or intent of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any Corporation Securities or manage risk with respect to any Corporation Securities, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any Corporation Securities.

“Stockholder Associated Person” means as to any Proposing Stockholder or Requesting Stockholder (a) any person who is a member of a “group” (as such term is used in Rule 13d-5 of the Exchange Act) with or otherwise acting in concert with such stockholder, (b) any beneficial owner of shares of capital stock of the Corporation on whose behalf the request, proposal or nomination is being made (other than a stockholder that is a depositary), (c) any affiliate or associate of such stockholder or any such beneficial owner, and (d) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder, beneficial owner or any Stockholder Associated Person in respect of any requests, proposals or nominations, as applicable.

“Stockholder Information” means as to any Proposing Stockholder or Requesting Stockholder:

(a)    whether such person is providing the notice at the request of a beneficial holder of any Corporation Securities;

(b)    the name and record address of such person and any of such person’s Stockholder Associated Persons (including, if applicable, as they appear on the Corporation’s books and records);

(c)    (1) the class and series and number of shares of Corporation Securities which are, directly or indirectly, owned beneficially or of record by such person or any of such person’s Stockholder Associated Persons, (2) the nominee holder for, and number of, any Corporation Securities owned beneficially but not of record by such person or any of such person’s Stockholder Associated Persons, (3) the dates such Corporation Securities were acquired, (4) the investment intent of such acquisition and (5) evidence of such beneficial or record ownership;

(d)    a complete and accurate description of all Derivative Instruments or Short Interests owned, held or entered into by such person or any of such person’s Stockholder Associated Persons;

(e)    a complete and accurate description of any agreement, arrangement or understanding pursuant to which such person or any of such person’s Stockholder Associated Persons has received any financial assistance, funding or other consideration from any other person with respect to the investment by such person in the Corporation;

(f)    any rights to dividends on any Corporation Securities owned beneficially or of record by such person or any of such person’s Stockholder Associated Persons, if any;

(g)    a complete and accurate description of any agreement, arrangement or understanding that has been made, the effect or intent of which is to increase or decrease the voting power of such person or any of such person’s Stockholder Associated Persons with respect to any Corporation Securities, without regard to whether such transaction is required to be reported on a Schedule 13D in accordance with the Exchange Act;

(h)    a complete and accurate description of any performance-related fees (other than an asset-based fee) to which such person or any of such person’s Stockholder Associated Persons may be entitled as a result of any increase or decrease in the value of any Corporation Securities, Derivative Instruments or Short Interest;

(i)    any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such person or any of such person’s Stockholder Associated Persons, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation Securities where such person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(j)    a complete and accurate description of all agreements, arrangements and understandings between or among (i) such person and any Stockholder Associated Persons or (ii) such person or any Stockholder Associated Persons and any other person (naming each such person) in connection with or related to the proposed nomination or other business to be brought at the meeting, including without limitation (A) any proxy, contract, arrangement, understanding or relationship pursuant to which such person has the right to vote any Corporation Securities; and (B) any other agreements that would be required to be disclosed by such person or any other person pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder giving the notice or any Stockholder Associated Person or other person);

(k)    any material interest of such person or any of such person’s Stockholder Associated Persons in the proposed nomination or other business to be brought at the meeting;

(l)    to the extent known by such person or any beneficial owner on whose behalf such person is acting, the names and addresses of any other beneficial or record owners of Corporation Securities known to be supporting the proposed nomination or other business;

(m)    a complete and accurate description of any pending or to such person’s knowledge, threatened legal proceeding in which such person or any Stockholder Associated Person is a party or participant involving the Corporation or any officer, affiliate or associate of the Corporation;

(n)    a representation from such person as to whether such person or any beneficial owner on whose behalf such person is acting intends or is part of a group (providing the name and address of each participant)

which intends (i) to deliver a proxy statement to and/or form of proxy with holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each proposed nominee, (ii) otherwise to solicit proxies in support of such proposed nomination or other business, and/or (iii) to solicit the holders of the Corporation’s shares in accordance with Rule 14a-19 under the Exchange Act;

(o)    a representation from such person that such person (1) is, and will at the time of such meeting, be a holder of record of Corporation Securities entitled to vote at such meeting, that (2) intends to vote such Corporation Securities at such meeting, and (3) intends to appear in person at, or send a Qualified Representative to, such meeting to make such proposed nomination or present such other proposed business, as applicable, before such meeting; and

(p)    the completed Representation and Agreement in the form provided by the Corporation with respect to such person and any of such person’s Stockholder Associated Persons.

PART II

INFORMATION NOT REQUIRED IN DOCUMENT

Item 20. Indemnification of Officers and Directors

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director or officer of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except (1) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions by a director or officer not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock repurchases or redemptions made to a director, (4) for any transaction from which the director or officer derived an improper personal benefit or (5) an officer in any action by or in the right of the corporation.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made with respect to any claim, issue or matter as to which he or she will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court will deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

The new Lazard Delaware certificate of incorporation provides that no director or officer of Lazard Delaware shall be liable to Lazard Delaware or its stockholders for monetary damages for breach of fiduciary duty as a director or officer (including with regard to any actions taken or omitted as a director or officer of Lazard Bermuda, whether taken or omitted prior to the effective time of the domestication, in connection with the discontinuance of Lazard Bermuda in Bermuda or the continuance of Lazard Bermuda in the State of Delaware or otherwise) except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of Delaware as currently in effect or as the same may be amended. This provision in the certificate of incorporation does not eliminate the directors’ or officers’ fiduciary duty, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director or officer will be subject to liability for breach of the director’s or officer’s duty of loyalty to Lazard Delaware, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director or officer, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s or officer’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The new Lazard Delaware by-laws also provide that Lazard Delaware shall indemnify and hold harmless to the fullest extent permitted by law any and all of its directors and officers, or former directors and officers, or any person who serves or served at Lazard Delaware’s request as a director, officer, employee or agent of corporation, limited liability company, public limited company, partnership, joint venture, trust, employee benefit plan, fund or other enterprise. For purposes of the indemnification described in this paragraph, references to Lazard Delaware include Lazard Bermuda as incorporated under Bermuda law prior to the continuance of its existence under Delaware law as Lazard Delaware. Lazard Delaware will remain obligated on any indemnification obligations of Lazard Bermuda arising prior to the Domestication.

We maintain directors’ and officers’ insurance policies that cover our directors and officers.

Subject to limitations imposed by Delaware law, Lazard Delaware may enter into agreements that provide indemnification to the directors, officers and other persons serving at our request as a director, officer, employee or agent of another enterprise for all actions, liabilities, losses, damages or expenses incurred or suffered by the indemnified person arising out of such person’s service in such capacity.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits. The following exhibits are filed as part of this Registration Statement:

EXHIBIT INDEX

Item 16. Exhibits

(a) The following exhibits are filed herewith or incorporated herein by reference unless otherwise indicated:

Exhibit No.	Description of Document

3.1	Form of New Certificate of Incorporation of Lazard Inc (included as Appendix A to the prospectus included in this registration statement).*

3.2	Form of New By-Laws of Lazard Inc (included as Appendix B to the prospectus included in this registration statement).**

4.1	Indenture, dated as of May 10, 2005, by and between Lazard Group LLC and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to Lazard Group LLC’s Registration Statement (File No. 333-126751) on Form S-4 filed on July 21, 2005).

4.2	Sixth Supplemental Indenture, dated as of February 13, 2015, between Lazard Group LLC and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K (File No. 001-32492) filed on February 13, 2015).

4.3	Seventh Supplemental Indenture, dated as of November 4, 2016, between Lazard Group LLC and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K (File No. 001-32492) filed on November 7, 2016).

Exhibit No.	Description of Document

4.4	Eighth Supplemental Indenture, dated as of September 19, 2018, between Lazard Group LLC and the Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-32492) filed on September 19, 2018).

4.5	Ninth Supplemental Indenture, dated as of March 11, 2019, between Lazard Group LLC and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-32492) filed on March 11, 2019).

4.6	Form of Senior Note (included in Exhibits 4.2, 4.3 , 4.4 and 4.5).

5.1	Opinion of Sullivan & Cromwell LLP.***

8.1	Tax Opinion of Sullivan & Cromwell LLP.***

10.1	Third Amended and Restated Operating Agreement of Lazard Group LLC, dated as of March 31, 2023 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report (File No. 001-32492) on Form 10-Q filed on May 2, 2023).

10.2	Second Amended and Restated Tax Receivable Agreement, dated as of October 26, 2015, by and among Ltd Sub A, Ltd Sub B and LTBP Trust (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report (File No. 001-32492) on Form 10-Q filed on October 28, 2015).

10.3	Lease, dated as of January 27, 1994, by and between Rockefeller Center Properties and Lazard Frères & Co. LLC (incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement (File No. 333-121407) on Form S-1/A filed on February 11, 2005).

10.4	Fourth Amendment dated as of February 16, 2011, by and among RCPI Landmark Properties, L.L.C. (as the successor in interest to Rockefeller Center Properties), RCPI 30 Rock 22234849, L.L.C. and Lazard Group LLC (as the successor in interest to Lazard Frères & Co. LLC), to the Lease dated as of January 27, 1994, by and among Rockefeller Center Properties and Lazard Frères & Co. LLC (incorporated by reference to Exhibit 10.16 to the Registrant’s Quarterly Report (File No. 001-32492) on Form 10-Q filed on April 29, 2011).

10.5	Lazard Ltd 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.21 to the Registrant’s Registration Statement (File No. 333-121407) on Form S-1/A filed on May 2, 2005).****

10.6	Lazard Ltd 2008 Incentive Compensation Plan (incorporated by reference to Annex B to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-32492) filed on March 24, 2008).****

10.7	Lazard Ltd 2018 Incentive Compensation Plan (incorporated by reference to Annex B to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-32492) filed on March 15, 2018).****

10.8	Amended and Restated Agreement relating to Retention and Noncompetition and Other Covenants, dated as of March 31, 2022, by and among the Registrant, Lazard Group LLC and Kenneth M. Jacobs (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-32492) filed on April 6, 2022).****

10.9	Amendment to Amended and Restated Agreement Relating to Retention and Noncompetition and Other Covenants, dated as of May 25, 2023, by and among the Registrant, Lazard Group LLC and Kenneth M. Jacobs (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8—K (File No. 001-32492) filed on May 26, 2023).****

10.10	Amended and Restated Agreement relating to Retention and Noncompetition and Other Covenants, dated as of March 31, 2022, by and among the Registrant, Lazard Group LLC and Evan L. Russo (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-32492) filed on April 6, 2022).****

Exhibit No.	Description of Document

10.11	Amendment to Amended and Restated Agreement Relating to Retention and Noncompetition and Other Covenants, dated as of May 25, 2023, by and among the Registrant, Lazard Group LLC and Evan L. Russo (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File No. 001-32492) filed on May 26, 2023).****

10.12	Amended and Restated Agreement relating to Retention and Noncompetition and Other Covenants, dated as of March 31, 2022, by and among the Registrant, Lazard Group LLC and Peter R. Orszag (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File No. 001-32492) filed on April 6, 2022).****

10.13	Amendment to Amended and Restated Agreement Relating to Retention and Noncompetition and Other Covenants, dated as of May 25, 2023, by and among the Registrant, Lazard Group LLC and Peter R. Orszag (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-32492) filed on May 26, 2023).****

10.14	Amended and Restated Agreement relating to Retention and Noncompetition and Other Covenants, dated as of March 29, 2019, by and among the Registrant, Lazard Group LLC and Ashish Bhutani (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File No. 001-32492) filed on April 3, 2019).****

10.15	Resignation Letter Agreement, dated as of March 31, 2022, by and between the Registrant and Ashish Bhutani (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K (File No. 001-32492) filed on April 6, 2022).****

10.16	Letter Agreement, dated as of January 1, 2023, by and between Lazard Asset Management LLC and Ashish Bhutani (incorporated by reference to Exhibit 10.13 to the Registrant’s Quarterly Report (File No. 001-32492) on Form 10-Q filed on May 2, 2023).****

10.17	Amended and Restated Agreement relating to Retention and Noncompetition and Other Covenants, dated as of March 29, 2019, by and among the Registrant, Lazard Group LLC and Alexander F. Stern (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K (File No. 001-32492) filed on April 3, 2019).****

10.18	Resignation Letter Agreement, dated as of March 31, 2022, by and between the Registrant and Alexander F. Stern (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K (File No. 001-32492) filed on April 6, 2022).****

10.19	Letter Agreement, dated as of January 1, 2023, by and between Lazard Frères & Co. LLC and Alexander F. Stern (incorporated by reference to Exhibit 10.16 to the Registrant’s Quarterly Report (File No. 001-32492) on Form 10-Q filed on May 2, 2023).****

10.20	Letter Agreement, dated as of July 23, 2022, by and between Lazard Group LLC and Mary Ann Betsch (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-32492) filed on July 28, 2022).****

10.21	Letter Agreement, dated as of August 23, 2023, by and between Lazard Group LLC and Mary Ann Betsch (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-32492) filed on August 25, 2023).****

10.22	Letter Agreement, dated as of June 29, 2023, by and between Lazard Frères & Co. LLC and Michael Gathy (incorporated by reference to Exhibit 10.22 to the Registrant’s Quarterly Report (File No. 001-32492) on Form 10-Q filed on October 27, 2023).****

10.23	Form of Award Letter for Annual Grant of Deferred Stock Units to Non-Executive Directors (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K (File No. 001-32492) filed on September 8, 2005).****

Exhibit No.	Description of Document

10.24	Directors’ Fee Deferral Unit Plan (incorporated by reference to Exhibit 10.39 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-32492) filed on May 11, 2006).****

10.25	Second Amended and Restated Credit Agreement, dated as of June 6, 2023, among Lazard Group LLC, the Banks from time to time parties thereto, and Citibank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.23 to the Registrant’s Quarterly Report (File No. 001-32492) on Form 10-Q filed on July 31, 2023).

10.26	Form of Agreement for Performance-Based Profits Interest Participation Right Units under the 2018 Incentive Compensation Plan (incorporated by reference to Exhibit 10.24 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-32492) filed on April 30, 2019).****

10.27	First Amendment to the Lazard Ltd 2018 Incentive Compensation Plan (incorporated by reference to Annex B to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-32492) filed on March 16, 2021).****

10.28	Form of Agreement evidencing grant of Performance-Based Restricted Participation Units under the 2018 Incentive Compensation Plan (incorporated by reference to Exhibit 10.19 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-32492) filed on May 4, 2021).****

10.29	Form of Agreement evidencing grant of Lazard Fund Interests to Named Executive Officers under the 2018 Incentive Compensation Plan (incorporated by reference to Exhibit 10.20 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-32492) filed on May 4, 2021).****

10.30	Form of Agreement for Profits Interest Participation Right Units under the 2018 Compensation Plan (incorporated by reference to Exhibit 10.21 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-32492) filed on May 4, 2021).****

10.31	Form of Agreement for Profits Interest Participation Right Units under the 2018 Incentive Compensation Plan (incorporated by reference to Exhibit 10.26 to the Registrant’s Quarterly Report (File No. 001-32492) on Form 10-Q filed on May 2, 2023).****

10.32	Form of Agreement evidencing grant of Restricted Stock Units under the 2018 Incentive Compensation Plan (incorporated by reference to Exhibit 10.27 to the Registrant’s Quarterly Report (File No. 001-32492) on Form 10-Q filed on May 2, 2023).****

10.33	Form of Agreement evidencing grant of Stock Performance Profits Interest Participation Rights Units under the 2018 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-32492) filed on August 25, 2023.****

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-32492) filed on February 23, 2023).

23.1	Consent of Independent Registered Public Accounting Firm.***

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1).

24.1	Powers of Attorney (included on signature page).

107	Filing Fee Table.***

*	Included as Appendix A to the prospectus included in this registration statement.
**	Included as Appendix B to the prospectus included in this registration statement.
***	Filed herewith.
****	Management contract or compensatory plan or arrangement.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, if a primary offering of securities of the undersigned registrant is deemed to occur pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, and if the securities are deemed to be offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(8) That every prospectus (i) that is filed pursuant to paragraph (g)(1) of Item 512 of Regulation S-K or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(10) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(11) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of November, 2023.

Lazard Ltd

By:	/s/ Peter R. Orszag
Name:	Peter R. Orszag
Title:	Chief Executive Officer

The undersigned directors and officers do hereby constitute and appoint Christian A. Weideman and Shari Soloway and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and on behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 13th day of November, 2023.

Signature	Title

/s/ Peter R. Orszag Peter R. Orszag	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Mary Ann Betsch Mary Ann Betsch	Chief Financial Officer (Principal Financial Officer)

/s/ Michael Gathy Michael Gathy	Chief Accounting Officer (Principal Accounting Officer)

/s/ Kenneth M. Jacobs Kenneth M. Jacobs	Executive Chairman and Director

/s/ Richard D. Parsons Richard D. Parsons	Lead Independent Director

/s/ Ann-Kristin Achleitner Ann-Kristin Achleitner	Director

/s/ Andrew M. Alper Andrew M. Alper	Director

/s/ Michelle Jarrard Michelle Jarrard	Director

/s/ Iris Knobloch Iris Knobloch	Director

/s/ Jane L. Mendillo Jane L. Mendillo	Director